Exhibit 10.1

EXECUTION VERSION

DIRECTV MDU MASTER SYSTEM OPERATOR AGREEMENT

This DIRECTV MDU Master System Operator Agreement (this “Agreement”) is entered into as of the latest date set forth on the signature page hereto (“Execution Date”), by and between DIRECTV, Inc., a California corporation (“DIRECTV”), and Multiband Subscriber Services, Inc., a Minnesota corporation (“Operator”, and together with DIRECTV, the “Parties” and each individually, a “Party”) and made effective as of the Commencement Date, with reference to the following facts:

RECITALS

A.        DIRECTV operates a multi-channel video and entertainment service (the “DIRECTV Service”) through which consumers are able to receive video and audio programming, and other services distributed by DIRECTV via a direct broadcast satellite system, and Operator distributes television programming and services to residential multiple dwelling units.

B.        DIRECTV and Operator desire to establish a business relationship whereby Operator will (i) establish, manage and maintain a network of independent system operators and other contractors (each, a “System Operator”), (ii) establish, manage and maintain, directly, or through its System Operators, Signal Distribution Systems to enable MDU Property residents to receive the DIRECTV Service and (iii) act as a commissioned sales representative for DIRECTV whereby it and/or its System Operators (a) shall market, promote and advertise the leasing of DIRECTV Systems and (b) market, promote, advertise and solicit the sale of DIRECTV Programming Packages to owners, property managers, homeowners associations and/or residents of MDU Properties.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        DEFINITIONS AND PREVIOUS AGREEMENT.

1.1       DEFINITIONS.  Terms defined above or in the text of this Agreement shall have the meanings set forth herein.  Other capitalized terms shall have the meaning set forth in the Schedule of Definitions, which is attached and incorporated herein by reference as Schedule 1.1.  All Schedules, Appendices, and Exhibits to this Agreement are also incorporated herein by reference and shall be deemed to be a part of this Agreement.

1.2       SYSTEM OPERATORS.

(a)        Standards; Termination.   Operator is hereby authorized to engage System Operators to perform the activities DIRECTV authorizes Operator to perform in this Agreement, subject to this Section 1.2 and the full compliance by each of the System Operators with this Agreement.  Operator shall ensure that each System Operator agrees to comply with the terms and conditions under this Agreement imposed on Operator prior to any such person or entity entering into a Right of Entry or marketing, soliciting or taking orders for any DIRECTV Services or performing any other activities on behalf of Operator hereunder.  Without limiting the foregoing, Operator will cause each System Operator who enters into an agreement with Operator after the Execution Date (including any new System Operators or existing System Operators enter into an extension or renewal of their existing agreements) to agree in any such agreement to be bound by the terms and conditions applicable to Operator under this Agreement.  Operator shall provide a list of its System Operators (including the name and contact person of each System Operator) to DIRECTV on a quarterly basis at the end of each calendar quarter, and this list shall be updated from time to time to reflect any changes to the System Operators, including any new or terminated System Operators.  DIRECTV shall be provided with the form agreement used by Operator with its System Operators that obtain Rights of Entry, as updated from time to time by Operator, and DIRECTV shall be a third party beneficiary of the agreement between Operator and each of its System Operators that obtain Rights of Entry.   If in the reasonable discretion of DIRECTV, it is determined that a System Operator servicing an Operator-Acquired Property is not complying with the terms of this Agreement, upon DIRECTV’s request, Operator shall terminate such System Operator’s right to service such Operator-Acquired Property and re-assign such Operator-Acquired Property to another System Operator or to Operator, and DIRECTV may withhold Operator’s commissions with respect to such Operator-Acquired Property until again in compliance with this Agreement.

(b)       Payments and Performance.  Operator understands that between DIRECTV and Operator, the System Operators are performing activities on behalf of Operator and Operator is fully responsible for the acts and omissions of Systems Operators and any activities of the Systems Operators arising out of the this Agreement. Operator acknowledges and agrees that DIRECTV shall not be responsible for payment of any compensation to a System Operator for services performed by a System Operator in connection with this Agreement.  Operator, however, further understands and acknowledges that its System Operators’ performance of their obligations to Operator-Acquired Subscribers and Operator-Acquired Properties is integral to the relationship between DIRECTV and Operator-Acquired Subscribers and, in an effort to promote the satisfactory performance of the System Operators’ obligations, Operator shall timely perform its obligations to its System Operators in accordance with the terms of the agreements between Operator and its System Operators.  DIRECTV acknowledges that Operator may employ contractors to assist in the performance by Operator and System Operators of this Agreement but System Operators may not employ contractors without the prior review and written approval of DIRECTV, such review not to be unreasonably delayed.  Operator understands that between DIRECTV and Operator, like System Operators that obtain Rights of Entry, the contractors are performing activities on behalf of Operator and Operator is fully responsible for the acts and omissions of contractors employed by Operator and, if approved by DIRECTV, System Operators and any activities of these contractors arising out of this Agreement.  Operator shall indemnify, defend and hold harmless DIRECTV, and its affiliates, and employees, officers, directors, contractors, subcontractors and authorized distributors, from and against any and all Claims (as defined below) caused by or arising out of, directly or indirectly, any act or omission of a System Operator, including any contractor.

1.3       PREVIOUS AGREEMENT OF SYSTEM OPERATORS AND MDU PROPERTIES.   Operator is a party to a Master System Operator Agreement dated as of August 31, 2005 (as amended, the “Previous Master Operator Agreement”), and one or more System Operators may have a separate Key Account Agreement with DIRECTV (the “Previous Key Operator Agreements”, and together with the Previous Master Operator Agreement, or individual, the “Previous Agreement(s)”), in each case to obtain Rights of Entry from MDU Properties, establish Signal Distribution Systems and to deliver market, promote, advertise and solicit the sale of DIRECTV Programming Packages to residents of MDU Properties (for clarification, with respect to the transition of System Operator Rights of Entry under this Section 1.3, it only applies to System Operators with Previous Key Operator Agreements that become System Operators concurrently with or after the Execution Date; all current System Operators without a Previous Key Operator Agreement register the Rights of Entry through Operator and therefore all such Rights of Entry will be transitioned hereunder as Operator Rights of Entry).  The Previous Agreements, if any, provide for the rights and obligations between the Operator and/or System Operators and DIRECTV with respect to offering the DIRECTV Service to MDU Properties that Operator and/or System Operators registered with DIRECTV under the terms of the Previous Agreement(s).  In light of Operator entering into this Agreement, the Previous Master Operator Agreement will be terminated in accordance with (including the time of termination) this Section 1.3 below and/or the mutual agreement of DIRECTV and Operator. In light of the System Operators becoming System Operators of Operator, the Previous Key Operator Agreements will be terminated in accordance with (including the time of termination) the Previous Key Operator Agreements and/or the mutual agreement of DIRECTV and such System Operators (based on the timeline below).  Accordingly, DIRECTV has provided Operator and such System Operators with the option of either (i) subjecting a prior registered MDU Property to the Previous Agreements for the period set forth below in this Section or (ii) subjecting a prior registered MDU Property to the terms and conditions of this Agreement immediately.  The MDU Properties that Operator and any current System Operator wish to subject to the Previous Agreements (along with the expiration date of the Right of Entry for such MDU Properties and the name of the applicable System Operator, if in the name of a System Operator) shall be provided to DIRECTV within thirty (30) days of the Execution Date, or in the System Operator Transition Agreement (as defined below) for future System Operators (the “Previous Agreement Properties”).  All MDU Properties registered with DIRECTV prior to the Execution Date but not designated as Previous Agreement Properties will be subject to the terms and conditions of this Agreement (these MDU Properties (along with the expiration date of the Right of Entry for such MDU Properties) shall also be provided to DIRECTV within thirty (30) days of the Execution Date, or in the System Operator Transition Agreement for future System Operators, and are referred to herein as “Transferred Properties”).  Each System Operator with a Previous Key Operator Agreement will be required to submit to DIRECTV, within thirty (30) days of such System Operator becoming a System Operator, an election regarding whether it wishes for a prior registered MDU Properties to be considered Previous Agreement Properties or Transferred Properties.  This election will be subject to the terms and conditions set forth in this Section 1.3, including the wind down of the Previous Agreements and set forth in a System Operator Transition Agreement to be mutually agreed upon between the System Operators, Operator and DIRECTV (the “System Operator Transition Agreement”).  All Transferred Properties will be deemed Restricted (so long as they are meet DIRECTV’s current restriction standards) and in compliance with Section 2.2(a) and Schedule 2.2, and will be subject to the same terms and conditions as any MDU Property Restricted under this Agreement after the Execution Date, including all compensation terms and conditions; provided, however, such MDU Properties are not eligible for an * * * until (and unless) a renewal to the Right of Entry is Registered by Operator in accordance with the Property Approval Process.  Operator and DIRECTV agree, and the System Operator Transition Agreement will provide that, a Previous Agreement Property will remain subject to all the terms and conditions of the Previous Agreement until the earlier to occur of (i) the expiration date of the Right of Entry for such Previous Agreement Property, (ii) the earlier termination of the Right of Entry for such Previous Agreement Property, (iii) the renewal of the Right of Entry of such Previous Agreement Property; (iv) termination of the Previous Agreement; (v) termination of this Agreement; or (vi) * * * from the Execution Date of this Agreement.  Once a MDU Property is no longer a Previous Agreement Property, it will only be eligible for the compensation set forth in Section 6.1 of this Agreement.  Unless the Previous Agreement is already terminated, each Previous Agreement will terminate in its entirety upon the earlier to occur of (i) the last MDU Property no longer being a Previous Agreement Property; (ii) termination of the Previous Agreement due to a material breach by Operator or System Operator, as applicable; or (iii) * * * from the Execution Date of this Agreement.  In addition, all Transferred Properties must follow the Property Approval Process to remain an Operator-Acquired Property upon the expiration of the Right of Entry for such Transferred Property.  If Operator wishes to continue to provide the DIRECTV Service to a former Previous Agreement Property or former Transfer Property, Operator must submit the MDU Property through the Property Approval Process.  Failure to submit the MDU Property through the Property Approval Process may result in the Decommission Process.

1.4       OTHER LIMITATIONS OR RIGHTS.  In addition to any other limitations or rights set forth herein, Operator’s ability to (i) to market, promote and advertise the sale of DIRECTV Service, is further subject to the additional limitations and rights as agreed by DIRECTV and Operator.

1.5        DIRECTV/OPERATOR MANAGER.  Each Party will establish a representative with whom the other Party may work with to coordinate activities under this Agreement, discuss MDU Properties, and perform its obligations under this Agreement (as applicable, “DIRECTV Manager” or “Operator Manager”).

1.6       REVIEW PROCESS.  Without modifying or limiting any rights or obligations set forth herein, the Parties agree that both Parties have entered into this Agreement with best efforts to meet the intentions of the Agreement and in order to adjust to changing market conditions, the Parties hereby agree to conduct quarterly reviews of the financial and operational performance of each Party in order to best meet the intentions of the Agreement.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

2.        APPOINTMENT AND MDU PROPERTY APPROVAL.

2.1      SALE OF THE DIRECTV SERVICE TO OPERATOR-ACQUIRED PROPERTIES.  DIRECTV hereby engages Operator as an independent contractor (i) to market, promote and advertise the leasing of DIRECTV Systems and (ii) to market, promote, advertise and solicit the sale of DIRECTV Programming Packages, as follows:

(a)           DTH Programming Packages Digital Bulk Programming Packages and Analog Bulk Programming Package.  Following DIRECTV considering an MDU Property an Operator-Acquired Property in accordance with the Property Approval Process, Operator shall have the right to market, promote, advertise and solicit sales of (i) the DTH Programming Packages directly to residents of Direct-To-Home Properties, (ii) the Digital Bulk Programming Packages on a bulk basis (based on the total number of Inhabitable Units in the Operator-Acquired Property and not on the actual number of Inhabitable Units receiving a Digital Bulk Programming Package) from owners, property managers and/or homeowners associations of Digital Bulk Properties and (iii) the Analog Bulk Programming Package on a bulk basis (i.e., based on the total number of Inhabitable Units in each the Operator-Acquired Property and not on the number of Inhabitable Units actually receiving an Analog Bulk Programming Package) from owners, property managers and/or homeowners associations of Analog Bulk Properties.

(b)           Programming Upgrade Packages.  Each Operator-Acquired Subscriber in an Analog Bulk Property shall have the option, at his/her expense, of adding the Analog Bulk Digital Tier Upgrade Package to the Analog Bulk Programming Package. In order to receive the Analog Bulk Digital Tier Upgrade Package, the Operator-Acquired Subscriber must lease a DIRECTV System.  Each Operator-Acquired Subscriber in a Direct-To-Home Property and Digital Bulk Property and each Operator-Acquired Subscriber to the Analog Bulk Digital Tier Upgrade Package shall have the additional option, at his/her expense, of adding, one or more A la carte Upgrade Packages.

(c)           DIRECTV Sales Limitations.  Nothing in this Agreement shall prevent DIRECTV (or DIRECTV’s agents) from marketing, soliciting and taking orders from residents of MDU Properties, including Operator-Acquired Properties; provided, however, DIRECTV will (i) not itself, nor authorize another DIRECTV MDU operator to sell, the DIRECTV Service to non Operator-Acquired Subscribers through a centralized distribution system at an MDU Property that is considered a Restricted Operator-Acquired Property and (ii) use commercially reasonable efforts to restrict DIRECTV’s and its independent retailers’ ability to accept new activation orders from potential DIRECTV Subscribers at Restricted Operator-Acquired Properties.  If a DIRECTV Subscriber is activated at a Restricted Operator-Acquired Property by DIRECTV directly or by an independent retailer, within a commercially reasonable amount of time following DIRECTV’s MDU Property group learning of such activation, DIRECTV will convert the DIRECTV Subscriber to an Operator-Acquired Subscriber and commence paying Operator for Continuing Service Fees with respect to such Net Receipts for such DIRECTV Subscriber received after the date converted by DIRECTV (no other compensation will be due to Operator for such conversion).

(d)           MDU Properties Only. Operator understands that it shall not have any right, unless specifically provided by DIRECTV under a separate written agreement, to solicit or take orders for the DIRECTV Service from any person or entity that is not a resident of an Operator-Acquired Property, including, without limitation, commercial establishments (as such may be defined by DIRECTV in its reasonable discretion).

(e)           DIRECTV Subscribers. In light of the relationship with Operator-Acquired Subscribers in connection with the DIRECTV Service being solely between DIRECTV and the Operator-Acquired Subscriber, Operator understands that, if DIRECTV terminates Operator’s right to sell the DIRECTV Service to a MDU Property in accordance with this Agreement, DIRECTV may contact each Operator-Acquired Subscriber residing in the MDU Property to inform the Operator-Acquired Subscriber of its right to continue with DIRECTV Service through a dedicated reception satellite dish under the rules and regulations of 47 C.F.R. § 1.4000 (OTARD).  Operator further agrees that if Operator no longer wishes to provide DIRECTV Service to an Operator-Acquired Property, for any reason, including due to a sale or transfer of the Right of Entry for the Operator-Acquired Property, DIRECTV may contact the ROE Grantor (as defined below) to discuss transfer of Operator’s Right of Entry to another operator or DIRECTV and provision of the DIRECTV Service, and, if the ROE Grantor wishes to continue to receive the DIRECTV Service through a Signal Distribution System, DIRECTV may, with the ROE Grantor’s authorization, have Operator assign the Right of Entry to DIRECTV or another operator designated by DIRECTV or, enter into a Right of Entry with the ROE Grantor, so long as such Right of Entry is effective after the date Operator no longer provides DIRECTV Service to the MDU Property.

2.2      PROPERTY APPROVAL PROCESS AND APPROVED ROES.

(a)           Property Approval Process.   Operator agrees that it will comply with the property approval process set forth on Schedule 2.2 hereto (the “Property Approval Process”), which includes the requirement to Reserve an MDU Property to qualify for a * * *, the requirement to Register a MDU Property immediately following the execution of a Right of Entry, and the requirement to submit the MDU Property for Restriction and if accepted for Restriction by DIRECTV, the MDU Property being considered an Operator-Acquired Property.

(b)           Decommissioned Properties.  If Operator no longer wishes to sell the DIRECTV Service to a MDU Property, or if DIRECTV has the right to terminate Operator’s right to sell the DIRECTV Service to a MDU Property under this Agreement, the MDU Property shall no longer be considered an Operator-Acquired Property and Operator shall follow the MDU Property decommission process (the “Decommission Process” and any such MDU Property shall be considered a “Decommissioned Property”).  In the Decommission Process, Operator will assist DIRECTV with the transition of the service of Operator-Acquired Subscribers to DIRECTV, including, but not limited to, introducing DIRECTV to the ROE Grantor of the Decommissioned Property and assigning the Right of Entry (as provided in the Right of Entry and Section 2.1(e) above) and, if elected by DIRECTV, ownership of the Signal Distribution System for such Decommissioned Property to DIRECTV. If DIRECTV wishes to purchase the Signal Distribution System and related infrastructure, prior to transfer of ownership, DIRECTV and Operator or DIRECTV and the applicable System Operator will negotiate in good faith for a purchase price for the Signal Distribution System and related infrastructure. Upon the removal of an MDU Property from the list of Operator-Acquired Properties, all compensation provided to Operator by DIRECTV for such Decommissioned Property shall cease.

2.3      RIGHTS OF ENTRY.

(a)           Approved ROE.  As more fully described in the Property Approval Process, to Register an MDU Property, Operator shall obtain a Right of Entry from an MDU Property, and in order for an MDU Property to be submitted for Restriction, the Right of Entry must be an Approved ROE.  An “Approved ROE” is a right of entry or similar type access type agreement (“Right of Entry”) between Operator and the owner or authorized representative of an MDU Property or other grantor of rights to Operator under a Right of Entry (any such party, shall be the “ROE Grantor”) that: (i) is with an MDU Property that meets DIRECTV’s minimum standards, (ii) grants Operator access to the MDU Property, (iii) authorizes Operator to install and maintain the Signal Distribution System and Components, (iv) grants Operator permission to solicit and take orders for the DIRECTV Programming Packages from the MDU Property residents and for DIRECTV to lease DIRECTV Systems to MDU Property residents, (v) grants DIRECTV the right to change programming and pricing at any time, (vi)  grants DIRECTV the right to assume the rights of Operator thereunder in the event DIRECTV has the right under this Agreement, (vii)  grants DIRECTV the right to provide the DIRECTV Service through the Signal Distribution System in the event DIRECTV has the right to do so in accordance with this Agreement, (viii) grants DIRECTV third party beneficiary rights; and (ix) is reviewed and approved by DIRECTV, in its reasonable discretion, as an Approved ROE.  A Right of Entry for a Transferred Property will also be deemed an Approved ROE for purposes of this Agreement until the expiration or termination of the Right of Entry.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(b)           Ongoing Compliance.  Operator’s right to continue to sell the DIRECTV Service at an Operator-Acquired Property is subject to Operator maintaining a valid Approved ROE with such Operator-Acquired Property.  Within five (5) business days of a request by DIRECTV, Operator shall send to DIRECTV a fully executed Right of Entry for each Operator-Acquired Property and an estoppel certificate signed by the ROE Grantor in a form provided by DIRECTV regarding the status of the Right of Entry provided that the statements set forth in the estoppel certificate are true.  Operator shall provide written notice to DIRECTV at least thirty (30) days prior to the anticipated expiration or termination of a Right of Entry and within five (5) days after Operator’s knowledge of any breach, suspension, termination or expiration of a Right of Entry or receipt of any notice of breach, suspension, termination or expiration of a Right of Entry provided by the Operator-Acquired Property.   Operator understands and agrees that DIRECTV may at any time contact the ROE Grantor to discuss the Right of Entry and performance of Operator at the Operator-Acquired Property.   If (i) Operator is not performing in accordance with this Agreement or the Right of Entry at an Operator-Acquired Property, (ii) the Right of Entry does not meet the requirements set forth in Section 2.3(a), or (iii) based upon DIRECTV’s review of the Right of Entry and CSAT scores or other property specific documentation, DIRECTV determines that Operator is in breach of the obligations Operator is required to perform to provide DIRECTV Service at such Operator-Acquired Property, DIRECTV may suspend the “Restriction” status and consider the Operator-Acquired Property an “Un-Restricted Property”.  If an Operator-Acquired Property is considered an Un-Restricted Property under this Section 2.3(b) or pursuant to any other Section of this Agreement subject to the terms of the Right of Entry, DIRECTV may perform the obligations of Operator at the Operator-Acquired Property until Operator demonstrates its ability to perform its obligations in accordance with this Agreement and the Right of Entry and/or (y) DIRECTV may cease paying compensation to Operator for the Operator-Acquired Property until Operator has resumed servicing the MDU Property.  Operator shall reimburse DIRECTV for all costs and expenses incurred by DIRECTV (including any compensation set forth on Schedule 2.2 for converting DIRECTV Subscribers back to Operator-Acquired Subscribers if Operator resumes Restriction of the MDU Property) while performing as provided in this Section or DIRECTV may offset such costs and expenses against compensation otherwise due to Operator.

(c)           Loss of Right to Sell DIRECTV Service. Notwithstanding an MDU Property becoming an Operator-Acquired Property, if DIRECTV learns that there is a termination or expiration of a Right of Entry, DIRECTV may, at the election of DIRECTV, immediately terminate Operator’s right to continue to sell the DIRECTV Service on that MDU Property under this Agreement or consider it an Un-Restricted Property.   If DIRECTV terminates Operator’s right to sell the DIRECTV Service under this Agreement, at DIRECTV’s election the MDU Property shall be considered a Decommissioned Property and the Parties each agree to comply with the Decommission Process set forth in Section 2.2(b).

2.4      INTERNET REQUIREMENTS.

(a)           Internet Options. Operator shall offer internet service at each Operator-Acquired Property as follows (the “Internet Offerings”):  Operator may either (i) offer its own internet product that at least meets the minimum commercially available internet offering in the designated market area of the MDU Property, including with reasonably equivalent speed, pricing and service levels or (ii) actively offer and promote, in accordance with DIRECTV’s policies and procedures, the internet service made available by DIRECTV (the “DIRECTV Internet Solution”) through its relationships with local telephone and broadband providers; provided, however, Operator is not required to offer any Internet service to an Operator-Acquired Property if a DIRECTV Internet Solution is not available to that MDU Property.  In order for Operator to have the right to continue to sell the DIRECTV Service at an Operator-Acquired Property, Operator must maintain the Internet Offerings required under this Agreement at the Operator-Acquired Property and report the actual Internet Offer available at each Operator-Acquired Property to DIRECTV.

(b)           Failure to meet Internet Offerings.  DIRECTV will review Operator’s compliance with the Internet Offerings at the beginning of each year and quarter.  If Operator is not in compliance and the DTH Penetration Rate is less than twenty percent (20%) at the Operator-Acquired Property, DIRECTV may, at its option, consider the MDU Property an Un-Restricted Property.

3.        SIGNAL DISTRIBUTION SYSTEM.

3.1      INSTALLATION OF SIGNAL DISTRIBUTION SYSTEM AND COMPONENTS.  Operator agrees to provide, and shall be solely responsible for (including the costs thereof), the Signal Distribution System (including the required DIRECTV System) necessary to distribute the DIRECTV Service.  Each Signal Distribution System shall be designed, developed, installed and maintained by Operator in accordance with the Technical Specifications which, at a minimum shall meet the requirements of the DIRECTV Specifications in effect as of the date of installation, and shall ensure the ability of residents to receive the DIRECTV Service in accordance with the Customer Service Levels required in Section 5.5 for at least ninety percent (90%) of the Inhabitable Units with the Operator-Acquired Property.  The Technical Specifications shall include the level of DIRECTV Programming Packages and DIRECTV Systems available through the Signal Distribution System, which level shall not be reduced throughout the Term, unless consented to by DIRECTV.  DIRECTV has the right to review the Technical Specifications from time to time, and upon completion of each installation, Operator shall promptly forward to DIRECTV, upon its request, an updated copy of the final Technical Specifications for the installed System.  If the Technical Specifications for the installed System do not at least meet the DIRECTV Specifications in effect as of the date of installation, DIRECTV may, in its reasonable discretion, require Operator to make appropriate changes to bring the applicable Signal Distribution System into compliance with the applicable DIRECTV Specifications within a reasonable time period.  DIRECTV may also, in its discretion, amend or revise the DIRECTV Specifications applicable to Signal Distribution Systems installed by its operators nationally and shall provide Operator with such amended or revised DIRECTV Specifications.  Each Signal Distributions System installed sixty (60) days or more after delivery of such DIRECTV Specifications shall be installed in accordance with such DIRECTV Specifications.

3.2      TECHNICAL COMPLIANCE.  Operator shall, at its own cost and expense, (i) evaluate and test the Signal Distribution System to ensure compliance with the Technical Specifications for ninety percent (90%) of the Inhabitable Units in Operator-Acquired Properties, (ii) select Components that will ensure that the Signal Distribution System meets the Technical Specifications in each MDU Property environment at the time of installation, (iii) have at least one Grade 3 Commercial SBCA Certified Technician on staff and provide uniformed SBCA Certified Technicians (meeting or exceeding Grade 2 Commercial Certification) to service and provide installations at the Operator-Acquired Properties, (vi) on request, represent and warrant to DIRECTV that the Signal Distribution Systems continue to meet the Technical Specifications, (v) provide such technical demonstrations of the Signal Distribution System to DIRECTV as DIRECTV may require in its reasonable discretion upon advance written notice to Operator (at such times mutually agreed upon by the Parties), to provide assurance that the Signal Distribution System will meet the Technical Specifications (“Technical Demonstration”), and (vi) take all commercially reasonable actions necessary to ensure that the Signal Distribution System continues to meet the Technical Specifications created at the time of installation at all times during the Term, including, if DIRECTV elects to authorize certain manufacturer(s) or distributor(s) of Components of the Signal Distribution System, contract with an authorized DIRECTV manufacturer(s) or distributor(s) to obtain the necessary Components to create the Signal Distribution System and comply with all DIRECTV Component manufacturers’ policies as may be in effect from time to time.

3.3      FAILURE TO COMPLY.  If at any time during the Term, a Signal Distribution System on an Operator-Acquired Property is not in compliance with all or any portion of the Technical Specifications in effect at the time of installation, and such noncompliance interferes with any Operator-Acquired Subscriber’s ability to receive the DIRECTV Service of a quality received by other DIRECTV Subscribers (i.e., the signal does not meet the measurement standards set forth in the DIRECTV Specifications), Operator shall cure such noncompliance within thirty (30) days of DIRECTV’s notice of noncompliance (or if such noncompliance cannot be cured within the thirty (30) day period, the period will be extended for additional time so long as Operator is diligently working to bring the Signal Distribution System into compliance and Operator provides DIRECTV with evidence of diligent work to cure such non-compliance) (the “System Cure Period”).  In the event that Operator is not able to bring the Signal Distribution System into compliance with a System Cured Period, DIRECTV may consider it an Un-Restricted Property and perform the obligations of Operator as set forth in Section 2.3(b) until such time as Operator has cured the non-compliance with the Technical Specifications.  If DIRECTV terminates Operator’s right to sell the DIRECTV Service under this Agreement, the MDU Property shall be considered a Decommissioned Property and the Parties each agree to comply with the Decommission Process set forth in Section 2.2(b).

3.4      RESTRICTIONS ON SIGNAL DISTRIBUTION SYSTEM.  Operator may not construct or purchase any Signal Distribution System or otherwise provide any video programming through any means which utilizes public easements, crosses public rights of way or similar land rights or in any way operate a video programming service which could subject Operator or DIRECTV or any of their respective subsidiaries or affiliates, directly or indirectly, to any federal, state or local cable operator regulations.  A violation of this Section 3.4 shall be a material breach of this Agreement.

3.5      INSTALLATION AND MAINTENANCE FEES FOR SIGNAL DISTRIBUTION SYSTEM.  Operator may charge the property owner, property manager or resident of an Operator-Acquired Property a commercially reasonable fee for the maintenance of the Signal Distribution System and its Components.  DIRECTV reserves the right at any time to request a statement indicating the amount charged to property owners, property managers or residents of an Operator-Acquired Property and upon DIRECTV’s reasonable request, Operator shall reduce such amounts to the national average for such charges consistent with regional economic variations for the costs of such maintenance.  In no event may Operator charge any property owner or property manager of a Operator-Acquired Property any fee which is based upon the receipt of any DIRECTV Service (except as otherwise authorized herein) or any DIRECTV System.   Operator further agrees that it will not, and will use its best efforts to ensure that the owners/property managers of Digital Bulk Properties and Analog Bulk Properties do not charge, itemize or allow to be charged or itemized the amount of the Digital Bulk Rate Fees or Analog Bulk Rate Fees as a charge separate from a resident’s rent, lease or homeowners association payment (in other words, a “free-to-guest” model is required).

3.6      OPERATOR REPRESENTATIONS. Operator shall, at its sole expense, (i) provide and maintain all facilities, vehicles, tools and equipment ("Operator Equipment") as may be reasonably necessary and proper for performing its obligations pursuant to the Agreement, and keep all Operator Equipment in good working order and repair at all time, (ii) obtain all permits and licenses which may be required under any applicable federal, state or local law, rule, regulation or ordinance to perform its obligations pursuant to the Agreement, including, without limitation, installing and maintaining the Signal Distribution System in any Operator-Acquired Property; and (iii) pay and discharge all license fees and business, use, sales, gross receipts, income, property or other taxes which may be charged or levied upon Operator by reason of the performance of its obligations pursuant to the Agreement.

3.7      DISCLAIMER OF WARRANTIES.  OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DIRECTV SYSTEMS AND COMPONENTS CONTAINED THEREIN.  DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DIRECTV SYSTEM AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SIGNAL DISTRIBUTION SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE IMPLIED IN LAW.

4.        INSTALLATION OF DIRECTV SYSTEMS; CONSUMER OFFERS; ORDERS; SALE AND PURCHASE OF LEASED EQUIPMENT; MDU EQUIPMENT LEASE ADDENDUM.

4.1      Standard Offers and Consumer Offers. Under the terms of this Agreement, for all DIRECTV Programming Packages (including those provided to Operator-Acquired Subscribers at Analog Bulk Properties that subscribe to the Analog Bulk Digital Tier Upgrade Package but not including the Analog Bulk Programming Package and Digital Bulk Programming Packages which are offered on a bulk basis) and related DIRECTV Systems (including DIRECTV Systems provided as part of a Digital Bulk Programming Package), Operator may only market, advertise, promote, offer and consummate the standard offers as established by DIRECTV from time to time (the “Standard Offers”) and the consumer offers as established by DIRECTV from time to time (the “Consumer Offers”).  The Consumer Offers will generally include promotional offers for new and existing DIRECTV Subscribers whereby residents of MDU Properties will be able to lease DIRECTV Systems from DIRECTV subject to offer requirements, with free standard installation.  The Standard Offers, however, will generally not include promotional offers for new or existing DIRECTV Subscribers, free installation or other similar incentives but may not require the same programming commitment as the Consumer Offer may require. Nothing in this Section 4.1 shall limit the ability of Operator to offer the DIRECTV Programming Packages as a part of a bundle including voice and/or Internet services.

4.2      Changes. DIRECTV may change, amend or discontinue any Consumer Offers upon written notice to Operator and may change, amend or discontinue any Standard Offer at any time, with or without notice to Operator.  DIRECTV will use its commercially reasonable efforts to provide sufficient advance notice of any changes, amendments or discontinuation of any Consumer Offers to enable Operator to make appropriate changes to its marketing, advertising and promotional materials and all communication made and disseminated to prospective customers.  Other consumer offers may be made available upon mutual agreement of the parties.

4.3      Consumer Offer Conditions and Standard Offer Conditions. The Consumer Offers generally require a prospective customer (i) to satisfy and meet the terms and conditions promulgated by DIRECTV from time to time and (ii) to make a programming commitment to a qualifying DIRECTV Programming Package. The Standard Offers generally require a prospective customer to satisfy and meet the terms and conditions promulgated by DIRECTV from time to time and may include a month-to-month programming commitment rather than the programming commitment included under the Consumer Offer.  The Standard Offers do not include discounts or rebates on programming or DIRECTV Systems.  Operator shall provide or disclose any information, terms and conditions regarding the Consumers Offers and Standard Offers as directed and/or required by DIRECTV.   Unless otherwise agreed to by DIRECTV in writing, Operator understands that all residents of MDU Properties must meet the requirements established by DIRECTV to become a DIRECTV Subscriber, including by meeting the credit and programming term requirements, and therefore, some residents may not be able to subscribe to the DIRECTV Service.

4.4      Order Procedures.  Operator shall comply with the Order Procedures regarding the receipt and delivery of orders for the Standard Offers and Consumer Offers (“Orders”).  All Orders shall be subject to acceptance or rejection by DIRECTV in its discretion.

4.5      Submission of Orders.  Upon acceptance of a Standard Offer or a Consumer Offer by a customer (whether new or existing), Operator shall submit an Order.  The Order shall include information as required under the Order Procedures, including, but not limited to, (i) personal information of the customer (e.g., name, address, telephone number, etc.); and (ii) the number and types of DIRECTV Systems to be provided (the “Leased Equipment”).

4.6      Service, Installation and DIRECTV Receiver Fees; No Financing or Collection of Fees.   Operator shall provide the required installation of a DIRECTV System and other Components in an Operator-Acquired Subscriber’s individual Inhabitable Unit, including the DIRECTV System required or requested by any new or existing Operator-Acquired Subscriber; provided, however, that the lease transaction for DIRECTV Systems leased under a Standard Offer or a Consumer Offer shall be consummated by and between DIRECTV and Operator-Acquired Subscribers.  Unless the applicable Standard Offer or Consumer Offer subscribed to by the Operator-Acquired Subscriber requires free installation, and subject to any other requirements of the applicable Standard Offer or Consumer Offer, Operator may charge the resident of an Operator-Acquired Property a commercially reasonable fee for the installation of a DIRECTV System in any new or existing Operator-Acquired Subscriber’s individual Inhabitable Unit.  DIRECTV reserves the right at any time to request a statement indicating the amount charged to residents of an Operator-Acquired Property and upon DIRECTV’s reasonable request, Operator shall reduce such amounts to the national average of DIRECTV for such charges consistent with regional economic variations for the costs of such installation.   In no event may Operator charge any DIRECTV Subscribers or other residents at a Operator-Acquired Property any fee which is based upon such DIRECTV Subscriber’s or other resident’s receipt of any DIRECTV Service (except as otherwise authorized herein) or any DIRECTV System.  Operator shall not (i) collect any amounts in connection with the lease of DIRECTV Systems or DIRECTV Programming Packages, (ii) provide financing for the leasing of DIRECTV Systems or DIRECTV Programming Packages, or (iii) collect lease fees, subscription fees or other money due to DIRECTV from Operator-Acquired Subscribers, and all lease related fees and DIRECTV Programming Package subscription fees shall be billed directly to the Operator-Acquired Subscriber by DIRECTV, unless otherwise approved or required in writing by DIRECTV.  If Operator does collect lease related fees or other amounts from Operator-Acquired Subscribers, Operator shall remit such payment to DIRECTV in accordance with DIRECTV’s lease fee collection policy.  In addition, in lieu of requiring Operator to remit to DIRECTV any amounts collected by Operator on behalf of DIRECTV in connection with the Consumer Offers or Standard Offers, DIRECTV shall have the right to offset such amount against any compensation payable to Operator.  By way of example, if Operator was required to collect $99 on behalf of DIRECTV for a Consumer Offer extended to a consumer and Operator was to receive compensation in the amount of $200, DIRECTV reserves the right to offset the $99 payment against $200 and remit to Operator the net amount of $101.  For any failure to remit such amount to DIRECTV, DIRECTV may invoke its rights under Section 12.1 of this Agreement.

4.7      Sale and Purchase of Leased Equipment. Upon completion of the provision of the Leased Equipment to the DIRECTV Subscriber and the activation of the Leased Equipment by the DIRECTV Subscriber with a DIRECTV Programming Package, Operator shall sell to DIRECTV, and DIRECTV shall purchase, all of the Leased Equipment from Operator at the Purchase Price and on the payment and other terms and conditions set forth in Schedule 4.7 which may be amended from time to time, upon written notice to Operator.  Operator shall pass on and deliver to DIRECTV all applicable manufacturers’ warranties and user and title documents, and shall attach such proprietary notices to and otherwise prepare the DIRECTV Systems for lease, as DIRECTV may prescribe.  DIRECTV shall bear the cost of any materials required for such preparation.  Title and risk of loss of the Leased Equipment purchased by DIRECTV shall pass to DIRECTV upon delivery, installation and activation of the Leased Equipment by the customer at the customer’s designated location as set forth in the Order submitted by Operator.  In lieu of remitting the applicable Purchase Price for the Leased Equipment, DIRECTV may apply such amounts against any amounts owed by Operator to DIRECTV hereunder.

4.8      Collection and Administration of DIRECTV MDU Equipment Lease Addendum.  For each Operator-Acquired Subscriber who receives a DIRECTV Receiver, Operator shall perform the following: (i) Explain the general terms and conditions of the “MDU Equipment Lease Addendum” made available by DIRECTV; (ii) Cause the customer to complete and execute the MDU Equipment Lease Addendum; (iii) Verify, validate and certify the accuracy of the information provided by the customer in the MDU Equipment Lease Addendum; (iv) Complete the dealer portion, if any, of the MDU Equipment Lease Addendum; (v) Provide a completed and executed copy of the MDU Equipment Lease Addendum to the customer; (vi) When submitting an Order, as defined herein below, for DIRECTV Programming Packages in accordance with the Order Procedures, indicate and notify DIRECTV, in accordance with the procedures prescribed by DIRECTV, that a customer has executed and agreed to the MDU Equipment Lease Addendum; and (vii) Upon request by DIRECTV, provide the completed copy of the MDU Equipment Lease Addendum.

4.9      DIRECTV Subscriber; Customer Relations.  Operator understands and agrees that with respect to the DIRECTV Service, Operator acquires no right, title or interest in or to any Operator-Acquired Subscriber. The relationship with Operator-Acquired Subscribers in connection with the DIRECTV Service is solely between DIRECTV and the Operator-Acquired Subscriber.  All DIRECTV Subscriber information is considered the confidential information of DIRECTV (except to the extent that information is publicly available or otherwise obtained by Operator from a source other than DIRECTV without a breach of any obligation of confidentiality (provided, however if such other source is the DIRECTV subscriber and Operator obtained the information only in its capacity as a DIRECTV operator or system operator it shall remain confidential information of DIRECTV)) and shall not be disclosed to a third party without the consent of DIRECTV or in accordance with the Agreement.  Operator has no right to offer for sale, sell or otherwise transfer an Operator-Acquired Subscriber. Regardless of Operator’s ability to access an Operator-Acquired Property, so long as DIRECTV maintains the right to deliver DIRECTV service to a DIRECTV Subscriber, and the DIRECTV Subscriber wishes to continue to receive DIRECTV service, DIRECTV will continue to maintain its relationship with the DIRECTV Subscriber.  Operator shall not (i) mislead, deceive or otherwise misrepresent consumers in connection with the terms and conditions of the Consumer Offers and Standard Offers, the DIRECTV Service (or receipt thereof) or the MDU Equipment Lease Addendum; (ii) force or coerce consumers into executing the MDU Equipment Lease Addendum; (iii) falsify any information contained in the MDU Equipment Lease Addendum; or (iv) falsely claim that a consumer has executed the MDU Equipment Lease Addendum.

4.10    Non-Commissionable Transaction.  Subject to Section 4.12 below, in the event Operator sells a DIRECTV System or extends an offer not otherwise authorized under this Agreement to any consumer (the “Non-Commissionable Transaction”), Operator is not entitled to receive any compensation, commissions, subsidies, incentive payments or any amounts whatsoever even if such consumer activates the DIRECTV System with a DIRECTV Programming Package.  Accordingly, if Operator receives any amounts in connection with a Non-Commissionable Transaction, including any amounts which may be passed through to Operator by an authorized distributor of DIRECTV in a form of a hardware/equipment subsidy, DIRECTV shall have the right to charge Operator back for any such amounts.

4.11    Digital Bulk Programming Packages. The Digital Bulk Programming Package may be made available on a bulk basis only and are subject to the Consumer Offers, Standard Offers and the Order procedures set forth above.  All activations of Digital Bulk Programming Packages shall be made in accordance with DIRECTV’s Digital Bulk Activation Procedures, as provided to Operator from time to time, including, for each Digital Bulk Property, Operator must submit a completed Bulk Property Programming Agreement, as provided by DIRECTV from time to time (a “Bulk Property Programming Agreement”) to DIRECTV, for the MDU Property.  DIRECTV Receivers required for Signal Distribution Systems at Digital Bulk Properties will be subject to the lease terms and other provisions of this Section 4.

4.12    Analog Bulk Programming Packages.  The Analog Bulk Programming Package may be made available on a bulk basis only and will not be subject to the Consumer Offers, Standard Offers or the Order procedures set forth above.  All activations of Analog Bulk Programming Packages shall be made in accordance with DIRECTV’s Analog Bulk Activation Procedures, as provided to Operator from time to time, including, for each Analog Bulk Property, Operator must submit a completed Bulk Property Programming Agreement to DIRECTV for the MDU Property. DIRECTV Receivers required for Signal Distribution Systems at Analog Bulk Properties will not be subject to the lease terms and other provisions of this Section 4 and shall be purchased by Operator from Authorized DIRECTV Distributors.

4.13    Amendments and Changes.  DIRECTV reserves the right to modify the DIRECTV Service and the content of any DIRECTV Programming Packages, and prices thereof, from time to time.  DIRECTV will use commercially reasonable efforts to provide Operator with no less than thirty (30) days’ prior written notice of any such change.  All orders for the DIRECTV Service shall be taken on the terms and conditions, including pricing, specified to Operator in advance and in writing by DIRECTV.  DIRECTV reserves the right, from time to time, to delete or preempt portions of programming provided as required by law or good faith business decisions.   DIRECTV further has the right to terminate Operator’s right to market, promote, advertise and solicit the sale of programming packages if DIRECTV ceases offering such programming packages to residents of MDU Properties.

4.14    Editing and Repackaging.  As between Operator and DIRECTV, DIRECTV shall have the sole right to edit, select, schedule, package and price all DIRECTV Programming Packages and all other DIRECTV Services.  Operator agrees that all DIRECTV Programming Packages (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by DIRECTV, without any modifications, additions or deletions.  In no event shall Operator repackage any other programming or services with the DIRECTV Service.  Operator shall not, and shall ensure that none of the Operator-Acquired Subscribers or residents or agents of an Operator-Acquired Property, (i) resell, retransmit or rebroadcast or otherwise redistribute in any manner or form whatsoever any of the DIRECTV Service, or (ii) make any modification, addition, or deletion to any of the DIRECTV Service (including any commercial insertions).

5.        OPERATOR’S GENERAL OBLIGATIONS.

5.1      BILLING AND COLLECTION.  Unless required otherwise by DIRECTV or otherwise agreed by DIRECTV or required under applicable law, Operator shall be responsible for all billing/statement activities related to the DIRECTV Service and DIRECTV Systems to all Operator-Acquired Subscribers subscribing to DTH Programming Packages, Analog Bulk Digital Tier Upgrade Packages and A la carte Upgrade Packages.  Operator shall agree to the specific billing and collection functions performed, and the terms and conditions for such activities, in a separate Billing and Collections Agreement. Billing/statement activities for Digital Bulk Programming and Analog Bulk Programming may be billed by DIRECTV to either the Operator-Acquired Property or Operator directly pursuant to a Bulk Property Programming Agreement, as required by DIRECTV.

5.2      EXCLUSIVITY.  Operator agrees that during the Term, unless agreed to in writing by DIRECTV, neither Operator nor any of its subsidiaries or affiliates, shall directly or indirectly offer, sell or solicit sales of, take orders for, or provide, lease or install equipment for, any single or multi-channel video programming service for delivery and receipt at MDU Properties other than DIRECTV Service.  In the event of Operator’s failure to comply with this Section 5.2, DIRECTV may invoke any of its rights under Section 12.1 of this Agreement.

5.3      ADVERTISING.  Operator shall market, promote and advertise the DIRECTV Service, Consumer Offers and generally available DIRECTV Programming Packages as directed by DIRECTV (including but not limited to, its website, uniforms and service vehicles), at Operator’s sole cost, using such marketing tactics, channels, methods and at such frequency as DIRECTV may reasonably designate.  All advertising, advertising strategies, campaigns, marketing and promotional materials related to DIRECTV, the Consumer Offers, the DIRECTV Systems and the DIRECTV Programming Packages shall be subject to DIRECTV’s prior written approval.  DIRECTV may withhold approval in its sole and absolute discretion of the use by Operator of any marketing tactic, channel or method that DIRECTV reasonably believes does not fit within its marketing strategy.  No approval shall limit Operator’s obligation to comply with applicable law.

5.4      SALES PLAN.

(a)           Obligations. On or before January 1 of each year and on or before January 1, April 1, July 1 and October 1 of each year, Operator shall provide a sales plan (for DIRECTV’s approval) in the form set forth on Schedule 5.4 (the “Sales Plan”) for the following year or quarter, as applicable.  Upon approval of the Sales Plan by DIRECTV, Operator shall use commercially reasonable efforts to meet and achieve the goals, including any minimum annual activation goals, set forth in Section 2 of Schedule 5.4.

(b)           Failure to meet Sales Plan.  DIRECTV will review Operator’s compliance with the Sales Plan at the beginning of each year throughout the year, including Minimum Activation Numbers (as defined in Schedule 5.4).  Without limiting any of DIRECTV’s rights under Section 12, upon a failure by Operator to meet any of the stated objectives in the Sales Plan agreed to in writing with DIRECTV, so long as such failure is not due to actions taken by DIRECTV, DIRECTV shall provide Operator with thirty (30) days notice to comply.  If Operator is not in compliance within such thirty (30) day period, DIRECTV shall have the right to suspend or terminate Operator’s eligibility for select programs made available by DIRECTV including, incentive meetings, DIRECTV offsite events, marketing support programs, advertising programs and property level incentive based programs.   If Operator fails to meet the Minimum Activation Number over * * * period, DIRECTV may invoke any of its rights under Section 12.2(a).

5.5      CUSTOMER SERVICE.

(a)           Obligations.  Operator shall undertake certain customer service functions, as described herein, to all Operator-Acquired Subscribers with respect to the installation and maintenance of the Signal Distribution System and acceptance and transmission of orders for the DIRECTV Service, in each case in accordance with the service levels set forth on Schedule 5.5 attached hereto (“Customer Service Levels”).  Operator shall provide DIRECTV with a customer service performance report in the form set forth on Schedule 5.5-B on or before January 21, April 21, July 21 and October 21, of each year setting forth its performance for the preceding quarter.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(b)           Failure to Comply.  DIRECTV will review the Customer Service Levels on a regular basis, including the Customer Satisfaction Score (as defined on Schedule 5.5). If Operator’s Customer Satisfaction Score, based on an average across all of its Operator-Acquired Properties, falls below * * * of the average DIRECTV Customer Satisfaction Score DIRECTV obtains for its residential business, DIRECTV may invoke any of its rights under Section 12.2(b).

5.6      CHURN.

(a)           Obligations.  At Direct-To-Home Properties, Operator shall maintain a Churn Rate, on an aggregate basis across all Direct-To-Home Operator-Acquired Properties, of less than the Maximum Churn Rate.  The “Maximum Churn Rate” is the greater of * * * above the Churn Rate reported by DIRECTV nationally in its most recently published quarterly financial statements.

(b)           Failure to Comply. DIRECTV will review the Churn Rate on an aggregate level at all Operator-Acquired Properties on a monthly basis.  In the event the Churn Rate for Operator’s entire portfolio of Direct-To-Home Properties exceeds the Maximum Churn Rate over * * * period, DIRECTV may invoke of its rights under Section 12.2(c).

5.7      POLICIES AND PROCEDURES.  Operator shall comply with the standard policies and procedures DIRECTV may promulgate for DIRECTV MDU operators in written notices, guidelines, and bulletins, including, without limitation, the business terms and policies made available on-line by DIRECTV at the DIRECTV Dealer Resource Center (the “Dealer Resource Center”), any credit approval/checking policy required by DIRECTV (a “Credit Policy”) and, if Operator is authorized to conduct telemarketing activities, the telemarketing policy as outlined in Schedule 5.7 attached hereto (the “Telemarketing Policy”), as any of the foregoing may be amended by DIRECTV from time to time upon thirty (30) days notice to Operator by DIRECTV (collectively “Policies”).  The Policies shall be an integral part of this Agreement but may not impair any of Operator’s rights granted herein.

5.8      STANDARD OF CONDUCT.  In all of its activities hereunder, DIRECTV and Operator shall each conduct itself in a commercially reputable and ethical manner, present a professional business appearance and attitude, comply with all applicable laws, and shall engage in no deceptive sales practice or other practice which impugns DIRECTV’s or Operator’s commercial reputation and goodwill. Neither Party shall make any warranty or representation inconsistent with or in addition to any warranty or representation stated in writing by the other Party or a manufacturer of Signal Distribution Systems or Components.  If a Party makes any such inconsistent or additional warranty or representation, that Party shall, at its own expense, indemnify, defend and hold the other Party harmless.

5.9      BOOKS AND RECORDS.  Operator shall maintain books and records relating to its activities on behalf of DIRECTV for a minimum of three (3) years after their creation and shall keep them at its principal place of business.  DIRECTV may at all times during business hours inspect such books and records and Operator’s locations for compliance hereunder. In addition, DIRECTV shall have reasonable access to Operator's personnel, the Operator-Acquired Properties and Operator's facilities, but only upon reasonable notice and during regular business hours and without unreasonable disruption to Operator’s business.

5.10    CUSTOMER SOLICITATION.  Operator shall not, solicit, induce or otherwise cause an active DIRECTV Subscriber to disconnect its DIRECTV Service and/or reconnect/reactivate its DIRECTV Service through a DIRECTV System purchased from Operator, provided however that no general solicitation containing a general offer to acquire the DIRECTV Service shall be deemed a solicitation, inducement or other cause for a DIRECTV Service disconnection. Operator understands and acknowledges that no third party outbound telephone call center or other referral affiliates may be utilized in any manner whatsoever under this Agreement.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

5.11    UNAUTHORIZED RECEIPT.  Operator shall use commercially reasonable efforts to determine if MDU Properties are receiving any DIRECTV Services without proper authorization (an "Unauthorized Receipt").  If Operator verifies or reasonably suspects an Unauthorized Receipt, then Operator shall take reasonable steps to document such misuse in accordance with the Business Overview Manual and shall transmit such information and documentation to DIRECTV as promptly as possible.  Operator shall take all steps related to the reporting of commercial misuse as DIRECTV may reasonably request.

6.        COMMISSION AND PAYMENT STRUCTURE

6.1      COMPENSATION.

(a)           Continuing Service Fee.  During the Term, DIRECTV will pay Operator the monthly continuing service fee based on the applicable percentage of Net Receipts set forth on Schedule 6.1 attached hereto that are received by DIRECTV from active Operator-Acquired Subscribers subscribing to Commissionable Programming Packages (the “Continuing Service Fee”).

(b)           Net Gain Amount.  During the Term, if the compensation payable to Operator includes a * * * (as selected on * * *, DIRECTV shall pay Operator a * * *  for certain DIRECTV Programming Packages in the amount and on the terms set forth on * * * (the “* * *”).  Net Gain Amounts are subject to chargeback of payment in accordance with * * *.

(c)           * * *.  During the Term, if Operator Reserves an MDU Property in accordance with the * * *, DIRECTV shall pay Operator an * * * in the amount and on the terms and conditions set forth on * * *  attached hereto for each * * * properly reserved by Operator which becomes a * * * in accordance with the Property Approval Process (the “* * *”).  * * * are subject to * * * of payment in accordance with * * *.

6.2      EXCLUSIONS.  Notwithstanding anything to the contrary in this Agreement, DIRECTV shall not be obligated to pay, and Operator shall not earn, or be entitled to receive, any compensation or payment of any type from DIRECTV (i) until Operator confirms with DIRECTV that the Operator-Acquired Subscriber executed an MDU Equipment Lease Addendum (except for the Analog Bulk Programming Package), (ii) for orders, sales, renewals or continuations of Commissionable Programming Packages taken, made or received after the last day of the Term; (iii) based on revenues, and any applicable taxes or fees of any type, received in connection with any programming other than the Commissionable Programming Packages; (iv) for DIRECTV orders which are not transmitted to DIRECTV in accordance with the requirements of this Agreement unless and until, and only for the periods after, such requirements are fully met; (v) for any DIRECTV order from a commercial establishment as such may be defined by DIRECTV, regardless of whether such order is accepted by DIRECTV; (vi) for any DIRECTV order that is not accepted for any reason by DIRECTV, provided that DIRECTV informs Operator of the reason for such non-acceptance; (vii) for any DIRECTV order from an Operator-Acquired Subscriber residing in an Operator-Acquired Property for which Operator does not have a valid Right of Entry; (viii) for any Previous Operator-Acquired Subscriber; or (ix) for orders which Operator has not yet submitted all required Subscriber Information for each Operator-Acquired Subscriber.

6.3      CHANGES TO COMPENSATION.  Operator acknowledges that the market for multi-channel video and entertainment services is competitive and unpredictable and that DIRECTV may need to adapt its marketing cost structure to changing conditions from time to time.  Accordingly, DIRECTV may change the compensation payable to Operator from time to time; provided that: (a) DIRECTV shall give Operator at least ninety (90) days prior written notice of the effective date of any such change; (b) a change in the * * *, shall be effective only with respect to Orders transmitted or Inhabitable Units submitted for Restriction to DIRECTV after the effective date of the change, (c) a change in the Continuing Service Fees shall be effective only with respect to Net Receipts received by DIRECTV after the effective date of the change (whether such payments are for Orders previously accepted by DIRECTV or for Orders  accepted after the change); (d) a change in the * * * shall be effective only with respect to MDU Properties Registered after the effective date of the change; and (e) Operator may terminate this Agreement by written notice to DIRECTV, delivered no later than thirty (30) days after receipt of the change notice.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

6.4      * * *.  DIRECTV shall * * * to Operator within * * * after the * * * of the * * *, as determined by DIRECTV, in which DIRECTV receives the * * *.  The * * *, if any, shall be payable within * * * after the end of the * * *, as determined by DIRECTV, in which DIRECTV calculates the * * * of * * *. DIRECTV shall pay Operator the * * * within * * * days after a * * * becomes an * * *.  Any disputes regarding the * * * or any other amounts owed to Operator by DIRECTV shall be submitted in writing to DIRECTV within one year of payment by DIRECTV.  No reconciliation will be made following such one year period with respect to submissions not made within such one year period. In no event shall DIRECTV be required to pay any compensation until such time as accrued unpaid amounts total at * * *.

6.5      OVERPAYMENTS AND SET-OFF. If Operator receives any amounts to which it is not entitled hereunder, DIRECTV may chargeback such amount from sums otherwise owing to Operator.  DIRECTV may set-off or recoup any amounts owed to DIRECTV by Operator, or by its subsidiaries and affiliates, pursuant to this Agreement or any other written agreement with DIRECTV (including, but not limited to, any Previous Agreement), and any damages suffered by DIRECTV due to Operator’s breach of this Agreement, or as a result of any third party claim against DIRECTV arising out of Operator’s misconduct, against any amounts which DIRECTV owes to Operator or its subsidiaries and affiliates.

7.        CONFIDENTIAL INFORMATION.

7.1      DISCLOSURE.  Operator acknowledges that DIRECTV possesses and will possess confidential information concerning its multi-channel video and entertainment service business, such as the identities and characteristics of its DIRECTV Subscribers, service and sales methods, advertising, promotion and marketing strategies, programming strategies, prices, and the terms and conditions of this Agreement (collectively, “Trade Secrets”).  In the performance hereof, Operator might have access to the Trade Secrets.  Notwithstanding the foregoing, Trade Secrets shall not include information is publicly available or otherwise obtained by Operator from a source other than DIRECTV without a breach of any obligation of confidentiality (provided, however if such other source is the DIRECTV Subscriber and Operator obtained the information only in its capacity as a DIRECTV operator or system operator it shall remain Trade Secrets of DIRECTV).

7.2      USE OF TRADE SECRETS.  Operator shall treat all information received from DIRECTV, except for (i) information that is or becomes generally known to others, other than through disclosure (either deliberate or inadvertent) by Operator, and (ii) information previously known by Operator without any breach of any confidentially obligation owed to DIRECTV, as DIRECTV’s Trade Secrets.  Operator acknowledges that the Trade Secrets constitute the valuable property of DIRECTV and shall not acquire any interest in them other than the right to utilize them in the exercise of its rights and the performance of its obligations hereunder.  Operator shall not use the Trade Secrets in connection with any other business or capacity, and shall maintain them in confidentiality during and after the term of this Agreement. Immediately upon DIRECTV's written request, Operator shall provide to DIRECTV (or destroy if the DIRECTV so requests) all requested Trade Secrets.

7.3      SECURITY PROGRAM AND IDENTITY THEFT. In addition, Operator shall, pursuant to the Operator Policies and Procedures, protect DIRECTV-customer data by establishing, implementing and maintaining: (i) a comprehensive written information security program reasonably designed to protect the security, confidentiality and integrity of DIRECTV-customer data (the "Security Program"); and (ii) a written program for combating identity theft in connection with Operator's use of DIRECTV-customer data, either as a component of the Security Program or on a stand-alone basis (the "Identity Theft Prevention Program").

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

7.4      PRESS RELEASE.  During the Term, neither Party shall issue an independent press release with respect to the Agreement or the transactions contemplated hereby without the prior written consent of the other Party.

8.        INSURANCE.  Operator shall maintain in force, during the term hereof, policies of insurance issued by reputable carriers, covering insurable risks (all activities in connection with this Agreement (e.g., sales, marketing, advertising, installation, automobile, general liability, worker’s compensation, etc.) and with limits specified by DIRECTV.  Such insurance coverage shall include, but not be limited to, (i) workers compensation insurance as required by applicable laws; (ii) employer's liability insurance with limits of not less than $1,000,000 per occurrence; (iii) commercial general liability insurance, including contractual liability and personal injury liability with limits of not less than $2,000,000 combined single limit per occurrence, to provide protection against claims and/or liabilities including, but not limited to, claims for bodily injury or property damage, which may arise or result from performance of Operator's obligations under the Agreement, whether the services are performed by Operator or Operator's subcontractors or by an agent and/or by anyone directly or indirectly employed by Operator or Operator's subcontractors or agents.  Such policies shall name DIRECTV as an additional insured and shall provide for thirty (30) days prior written notice to DIRECTV of any material modification, cancellation, or expiration of each policy. Operator shall deliver certificates of insurance to DIRECTV evidencing such uninterrupted coverage on DIRECTV’s request.

9.        INTELLECTUAL PROPERTY.

(a)       DIRECTV shall provide Operator with a logo and trademark usage manual (“Usage Manual”) (which may be amended by DIRECTV from time to time in its discretion) that specifies the permitted uses of DIRECTV’s service marks, trademarks, and other commercial symbols (“Marks”).  Operator may use the Marks only in accordance with the provisions of this Agreement and the Usage Manual.  Operator shall not use any logo, trademark, service mark or trade name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV or manufacturers of Signal Distribution Systems or Components) for any purpose except as expressly permitted by such supplier.  Operator shall not acquire any right to any goodwill, Mark, copyright, or other form of intellectual or commercial property of DIRECTV, except for the limited use rights expressly granted herein.

(b)      Operator shall strictly comply with any and all written instructions from DIRECTV with respect to use of the DIRECTV Marks.

(c)       Operator agrees to maintain separate brand identities for the Operator trademarks and the DIRECTV Marks.

(d)      Operator shall not use the DIRECTV Marks or name in any manner outside the scope of this Agreement without the prior written approval of DIRECTV.

(e)       Operator admits the validity of each DIRECTV Mark and acknowledges that each DIRECTV Mark is a valuable asset of DIRECTV.  Operator agrees not to challenge the title or any rights of DIRECTV in and to any DIRECTV Marks, either during or after the term of this Agreement.  Operator also agrees that any and all rights and goodwill that may arise by the use of the DIRECTV Marks by Operator shall inure to the sole benefit of DIRECTV, and Operator shall at no time assert any claim or acquire any rights therein.  Operator agrees to execute all papers reasonably requested by DIRECTV to effect further registration of, maintenance and renewal of the DIRECTV Marks.  Operator shall not use the DIRECTV Marks or any part thereof as part of its corporate name, logo or internet/website addresses (url, domain name, etc.), or use any names, logos, internet/website addresses (url, domain name, etc.) or marks confusingly similar to the DIRECTV Marks.

(f)       Operator agrees that in using any DIRECTV Marks, it will not in any way represent that it has any right, title or interest in the DIRECTV Marks other than those expressly granted under this Agreement.  Operator further agrees not to register or attempt to register in any country any name or mark, in whole or in part, resembling or confusingly similar to any of the DIRECTV Marks (including registration of domain names, internet/website addresses, etc.).  Operator shall immediately abandon any such application or registration or, at DIRECTV’s sole discretion, assign it to DIRECTV. Without limiting any other remedy available to DIRECTV, Operator shall reimburse DIRECTV for all the costs and expenses incurred in any opposition, cancellation or related legal proceedings, including attorney’s fees, initiated by DIRECTV or its authorized representative, in connection with any such registration or application.

10.      ASSIGNMENT, TRANSFER AND SALE.

10.1    ASSIGNMENT BY DIRECTV.  This Agreement may be assigned by DIRECTV to any entity which assumes the obligations of DIRECTV hereunder and acquires the right and ability to perform them.

10.2    ASSIGNMENT BY OPERATOR. Subject to Section 10.3, Operator shall not transfer any of its rights or obligations under the Agreement, whether through a sale of substantially all of its assets, equity interest, merger, operation of law or otherwise, without the prior written consent of DIRECTV, which consent shall not be unreasonably withheld, conditioned or delayed.

10.3    TRANSFER OF OPERATOR-ACQUIRED PROPERTY OR SALE OF BUSINESS.

(a)       DIRECTV’s Right to Purchase. In the event Operator wishes to transfer its rights under one or more Rights of Entry (whether such transfer involves a single Right of Entry or more than one Right of Entry through a sale of assets, equity interest, merger or otherwise, including a sale of Operator’s business) * * *, and subject to the terms of that Right of Entry, then Operator shall provide DIRECTV with written notice of its intent to transfer at least forty-five (45) days prior to the proposed transfer date, which written notice shall include the terms and conditions of such transfer, including the price to be paid and the name of the transferee and such other information reasonably requested by DIRECTV (a “Transfer Notice”).  Following the receipt of such written notice, DIRECTV shall have the right of first refusal, exercisable within thirty (30) days of receipt of Operator’s transfer notice, to provide notice to Operator of its intent to assume the Right(s) of Entry or purchase the business, on the same terms and conditions provided in the transfer notice.  If DIRECTV fails to deliver such notice, Operator is free to transfer the Right(s) of Entry or business to the transferee set forth in the transfer notice on the terms and conditions set forth in the transfer notice; provided, that Operator pays DIRECTV * * * per transferred Right of Entry to defray the administrative cost incurred by DIRECTV to effectuate such transfer in its records; and provided, further that Operator provides DIRECTV with written notice of closing at least fifteen (15) days prior to the scheduled closing date (“Transfer Closing Notice”).  If Operator fails to transfer the Operator-Acquired Property to the proposed transferee within sixty (60) days of the expiration of DIRECTV’s right of first refusal, such Operator-Acquired Property shall again be subject to DIRECTV’s first refusal right in this Section 10.3.   In the event that DIRECTV declines to exercise its right of first refusal set forth above and Operator completes the transfer to a * * *, DIRECTV may terminate this Agreement as provided in Section 12.2(e).

(b)       Transfer and/or Cessation of DIRECTV Service. If a Right of Entry is transferred to a third party, Operator shall pay DIRECTV * * * per transferred Right of Entry to defray the administrative cost incurred by DIRECTV to effectuate such transfer in its records and, if such third party ceases using the DIRECTV Service with respect to such Right of Entry at any time thereafter, then such third party shall at such time be required (with such requirement to be set forth in the transfer agreement with such third party) to pay DIRECTV a termination fee in an amount equal to (i) the average monthly Net Receipts for the DIRECTV Service attributable to such Right of Entry for the three (3) months immediately prior to the transfer date of the Right of Entry multiplied by * * *.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

11       TERM.

11.1    ACTIVE TERM.  Unless earlier terminated in accordance with this Agreement, the initial term of this Agreement shall commence on the Effective Date and continue for a period of four (4) years (the “Initial Term”).  Unless already terminated, the Initial Term will automatically renew thereafter for additional, individual one-year periods (each such year a “Renewal Term”), unless either Operator or DIRECTV gives written notice of non-renewal at least ninety (90) days in advance of expiration of the then-current Term (the Initial Term alone, or together with any such Renewal Terms, shall also be considered the “Active Term”).  Upon termination or expiration of the Active Term, Operator shall no longer be permitted to Reserve, Register or Restrict an MDU Property under this Agreement, * * * the * * * under * * * and a * * * the * * * the * * * with respect to * * * the * * * the * * *.  Any extension of the Active Term shall be on the same terms and conditions then in force, except as may be mutually agreed in writing by the Parties.

11.2    * * *.  If this Agreement is terminated by DIRECTV for convenience in accordance with Section 12.5, notwithstanding the * * *, on an MDU Property by MDU Property basis, * * * the * * *, the * * * this Agreement, * * * and DIRECTV’s * * * Operator as provided in this Agreement for such Operator-Acquired Properties. The * * * shall be the * * * Active Term * * * of: (i) the * * * of the * * *, in which case, it shall be * * * of the * * * or * * * of the * * *; (ii) the * * * this Agreement * * * pursuant to * * *;  or (iii) * * * from the * * * of the * * * of the Agreement.  On the * * * of the Active Term, the * * * the * * * and * * * the * * * of the * * * the * * *.   The * * *, shall be on the same terms and conditions then * * *, except as may be mutually agreed in writing by the Parties.

12.      BREACH; CURE; TERMINATION.

12.1    MUTUAL TERMINATION.  This Agreement may be terminated by either Party, in its sole discretion, at any time within one hundred twenty (120) days after the occurrence of the following (or that Party becoming aware of such occurrence, if later), upon sixty (60) days notice to the other Party: a Party breaches any material provision or fails to perform any of its material obligations in this Agreement and such breach or failure to perform, if curable, is not cured within sixty (60) days of receipt of written notice from the non-breaching Party (or if such breach cannot be cured within the sixty (60) day period, the defaulting Party fails to commence a cure within sixty (60) days and does not diligently complete the cure as soon as reasonably practicable but in no event in a period not to exceed one hundred eighty (180) days).

12.2    TERMINATION BY DIRECTV. In addition to any other termination rights provided herein, DIRECTV may terminate this Agreement upon any of the following:

(a)           Sales Plan.  If Operator fails to meet the Minimum Activation Number (as defined on Schedule 5.4) over * * *, DIRECTV may provide Operator with a written notice of failure to meet activations, and if Operator fails to meet the Minimum Activation Number over the * * * (commencing the first full month following notice from DIRECTV), DIRECTV may terminate this Agreement by providing Operator with thirty (30) days notice of termination.

(b)           Customer Service.  If Operator fails to maintain a Customer Satisfaction Score, based on an average across all of its Operator-Acquired Properties, that is at least * * * of the average DIRECTV Customer Satisfaction Score DIRECTV obtains for its residential business over * * *, DIRECTV may provide Operator with a written notice of failure meet DIRECTV Customer Satisfaction Scores, and if Operator fails to meet the minimum Customer Satisfaction Scores over the * * *  (commencing the first full month following notice from DIRECTV), DIRECTV may terminate this Agreement by providing Operator with thirty (30) days notice of termination.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(c)           Churn. If Operator exceeds the Maximum Churn Rate over * * *, DIRECTV may provide Operator with a written notice of excessive Churn Rate, and if Operator fails to keep its Churn Rate below the Maximum Churn Rate over * * * (commencing the first full month following notice from DIRECTV), DIRECTV may terminate this Agreement by providing Operator with thirty (30) days notice of termination.

(d)           Programming. If DIRECTV is subject to a valid challenge from a programming supplier regarding the programming or programming fees made available to or billed by Operator under this Agreement or any other Agreement with DIRECTV, DIRECTV may provide Operator with a notice to cure, and if Operator and DIRECTV are unable to cure to the mutual satisfaction of the Parties within thirty (30) days, DIRECTV may terminate this Agreement by providing Operator with thirty (30) days notice of termination.

(e)           Sale to * * * or Cessation of DIRECTV Service. If Operator transfers any of its rights or obligations under the Agreement, whether through a sale of substantially all of its assets, equity interest, merger, operation of law or otherwise, to a * * * or to any other Party that ceases to provide DIRECTV Service to * * * or more of the Operator-Acquired Properties on the date of such transfer, DIRECTV shall have the right to terminate this Agreement by provider Operator or its successor with thirty (30) days notice of termination.

(f)           Termination of other Agreement. The Parties are parties to a Billing and Collections Agreement and the Parties may enter into a financing relationship pursuant to an agreement to be negotiated by the Parties (each, a “Financial Agreement”).  If any Financial Agreement is terminated by DIRECTV due to a material breach by Operator, DIRECTV may terminate this Agreement concurrently with termination of such Financial Agreement.

12.3    BANKRUPTCY OR CESSATION OF BUSINESS. This Agreement shall terminate upon the commencement of a voluntary or involuntary case or other proceeding by or against a Party seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, which in the case of an involuntary proceeding is not stayed or lifted within thirty (30) days; the application for or consent to the appointment of a receiver, trustee, liquidator or custodian by a Party for itself or of all or a substantial part of its property; the making by a Party of a general assignment for the benefit of any of its creditors; or the taking by a Party of any action for the purpose of effecting any of the foregoing

12.4.   TERMINATION OF AGREEMENT UPON CESSATION OF BUSINESS.  This Agreement shall be terminated if either Party fails, for more than twenty (20) consecutive days, to maintain operations as a going business.

12.5.   TERMINATION FOR CONVENIENCE.  Subject to Section 11.2, this Agreement may also be terminated by either Party at any time, for convenience, upon one hundred eighty (180) days advance written notice to the other Party.

13.      RIGHTS AND OBLIGATIONS UPON TERMINATION OR CANCELLATION.

13.1    COMPENSATION.  All compensation to Operator shall cease upon termination or expiration of the Term; provided, however, DIRECTV shall pay to Operator, after the termination or expiration of the Term, (a) any unpaid compensation which was earned by Operator prior to termination in accordance herewith, and (b) any Continuing Service Fees for amounts which are owing but unpaid by Operator-Acquired Subscribers as of termination, provided such payments are received by DIRECTV within thirty (30) days after termination.  DIRECTV may in its discretion withhold payment, in whole or in part, until they are fully earned as herein provided.  WITHOUT LIMITATION, OPERATOR IS NOT ENTITLED TO ANY COMPENSATION WHATSOEVER FOR ORDERS WHICH ARE NOT DELIVERED TO DIRECTV, AS HEREIN REQUIRED, PRIOR TO THE EFFECTIVE DATE OF TERMINATION OF THE TERM, EVEN IF ORDERS DELIVERED AFTER TERMINATION RESULT IN ACTIVE SUBSCRIPTIONS TO DIRECTV SERVICE.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

13.2    OBLIGATIONS OF OPERATOR AND DIRECTV.

(a)           Sales and Marketing. Upon termination or expiration of the Term for any reason, Operator shall (i) immediately discontinue all activities related to the promotion, marketing and advertising of the DIRECTV Service, and all use of DIRECTV’s Trade Secrets and shall cease to identify itself as an authorized DIRECTV MDU operator for DIRECTV Service or otherwise affiliated in any manner with DIRECTV, and (ii) immediately cease using and shall, upon request of DIRECTV, deliver to DIRECTV or destroy and certify such destruction promptly upon request: (a) any unused DIRECTV sales/lease related literature; (b) all originals and copies of completed and uncompleted Order forms and applications; and (c) all forms, directives, policy manuals and other written information and materials supplied to it by DIRECTV pursuant to this Agreement or which contain DIRECTV’s Marks.

(b)           Non-Interference. Upon termination or expiration of the Term, Operator shall (i) cooperate with DIRECTV to enable DIRECTV to promptly perform and complete all DIRECTV System installations and activations ordered by Operator-Acquired Subscribers prior to the termination of the Term according to the regular installation and activation schedule Operator used during the Term, (ii) direct all customer inquiries for DIRECTV Service it receives after the Term to DIRECTV (or such other party as specified by DIRECTV), (iii) not impair the ability of any DIRECTV Subscribers and other residents of Operator-Acquired Properties to continue to receive DIRECTV Service if the Operator-Acquired Subscriber is subject to a DIRECTV programming commitment or agreement, (iv) not impede in any manner whatsoever DIRECTV’s continued access (via the Signal Distribution System) to deliver the DIRECTV Service to the DIRECTV Subscribers covered by clause (iii) of this Section.

(c)           Right to Continue to Provide Service.  Following the expiration or termination of the Term, (i) DIRECTV may, if DIRECTV elects to do so, contact each Operator-Acquired Subscriber residing in an Operator-Acquired Property to inform the Operator-Acquired Subscriber of its right to continue with DIRECTV Service through a dedicated reception satellite dish under the rules and regulations of 47 C.F.R. § 1.4000 (OTARD); (ii) DIRECTV may notify the ROE Grantor of the Operator-Acquired Properties of termination of Operator as DIRECTV’s MDU operator, and (iii) DIRECTV may enter into a new right of entry with the ROE Grantor for the continued delivery of the DIRECTV Service.

(d)           Breach or Termination by Operator. If this Agreement is terminated by DIRECTV pursuant to Sections 12.1, 12.2, 12.3 or 12.4 or by Operator pursuant to Section 12.5, Operator further agrees that, if Operator received an * * * for an Operator-Acquired Property and the related Right of Entry is within the term for which DIRECTV paid an * * *, Operator shall (i) transfer or assign all video programming related rights under the Right of Entry for the MDU Property as permitted under the Right of Entry so that DIRECTV can commence access to the MDU Property and use of the Signal Distribution System as permitted under the Right of Entry (provided that DIRECTV has compensated Operator for the acquisition and installation cost of the Signal Distribution System, as mutually agreed to between the Parties), and (ii) provided DIRECTV assumes the Right of Entry pursuant to its terms, until the expiration of the Right of Entry assumed by DIRECTV, not sell or attempt to sell any multi-channel video/entertainment programming services of another provider at the MDU Property, and shall not solicit for others or on its own behalf, any DIRECTV Subscriber who was procured by Operator and is a DIRECTV Subscriber as of such termination date.

13.3    WAIVER OF CLAIMS.  EACH PARTY WAIVES ANY RIGHT TO COMPENSATION AND DAMAGES IN CONNECTION WITH THE PROPER TERMINATION OF THIS AGREEMENT IN ACCORDANCE HEREWITH, TO WHICH IT MIGHT OTHERWISE BE ENTITLED UNDER ANY APPLICABLE LAW.  BY WAY OF EXAMPLE, NEITHER PARTY SHALL HAVE ANY RIGHT, BASED ON SUCH TERMINATION, TO ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT OF EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, ADVERTISING COSTS, OVERHEAD OR OTHER COSTS INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

13.4    SURVIVAL. The covenants and conditions herein which, by their terms or nature, extend beyond the termination or expiration of this Agreement, shall survive such termination or expiration until fully performed including, but not limited to, indemnification, confidentiality obligations and exclusivity obligations, as otherwise provided herein.

14.      FORCE MAJEURE.  Neither party shall be liable for any loss, damage, cost, delay, or failure to perform in whole or in part resulting from causes beyond such party's control, including but not limited to, fires, strikes, insurrections, riots, any problem associated with the construction, use and/or operation of DIRECTV's satellite(s) or related systems, or requirements of any governmental authority.

15.      INDEPENDENT CONTRACTOR RELATIONSHIP. Operator is an independent contractor authorized during the term hereof to construct and install Signal Distribution Systems, market, advertise and promote the DIRECTV Service and to solicit Orders for DIRECTV Programming Packages as a commissioned DIRECTV MDU operator.  Operator is not a partner, franchisee, or employee of DIRECTV for any purpose whatsoever. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

16.      INDEMNIFICATION.  Except as provided below, each party shall defend and indemnify the other, its affiliates and their respective employees, officers, and directors from and against any and all third party claims and resulting damages, costs, and other liabilities arising out of the indemnifying party’s breach or alleged breach of its representations, warranties, covenants or obligations under this Agreement, negligence, or other wrongful conduct.  Operator shall defend and indemnify DIRECTV from any claims of third parties arising out of Operator's construction, installation and/or maintenance of the Signal Distribution System or any other equipment utilized in connection with the provision of DIRECTV Services to Operator-Acquired Properties, including, without limitation, any Claims that arise out of or result from the failure of the Signal Distribution System to deliver the necessary signal to subscribers, the failure of the Signal Distribution System to meet the Technical Specifications and any infringement, suit, claim or allegation of infringement of any patent, trademark, copyright, trade secret or other proprietary interest based on the Signal Distribution System, or any Claims with respect to the Signal Distribution System or any Component thereof being defective or not suitable for the purpose intended or used.  DIRECTV shall not be required to indemnify Operator with respect to the content of any programming (including without limitation claims relating to trademark, copyright, music, music performance and other proprietary interests) unless and solely to the extent of any applicable pass-through indemnification provided to DIRECTV by the providers of such programming.  Operator further waives any right to indemnification arising out of the construction, use and/or operation of any of DIRECTV satellites and related Broadcast/Satellite Systems.

17.      LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY, WHETHER FORESEEABLE OR NOT AND WHETHER BASED ON NEGLIGENCE OR OTHERWISE EXCEPT WITH RESPECT TO CLAIMS BY OR DAMAGES AWARDED TO A THIRD PARTY AGAINST WHICH A PARTY TO THIS AGREEMENT HAS AN OBLIGATION TO DEFEND AND INDEMNIFY.  PROJECTIONS OR FORECASTS BY EITHER PARTY SHALL NOT CONSTITUTE BINDING COMMITMENTS.  NOTHING HEREIN SHALL LIMIT THE PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 16 ABOVE.

18.      MISCELLANEOUS.

18.1    LAWS. This Agreement has been entered into in the State of California and all issues with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, without regard to its conflicts of law rules.

18.2    INTEGRATION. This Agreement, together with all Schedules and Exhibits hereto, constitutes the entire agreement between the Parties, and, subject to Section 1.3, supersedes any conflicting terms in the Previous Master Operator Agreement.  Operator is not relying on any oral or written statements or representations made by any DIRECTV employee or representative regarding such matters other than those expressly set forth herein.

18.3    COMPLIANCE. The Parties shall comply with all applicable laws, rules and regulations of all governmental authorities; and (ii) upon notice thereof, any and all agreements and/or requirements as may be requested by providers of programming services to DIRECTV, each as applicable to each of the Parties and its employees and agents in connection with the performance of its obligations pursuant to the Agreement.

18.4    EXPENSES. Each party shall pay all of its costs and expenses under this Agreement and shall be solely responsible for the acts and expenses of its own agents and employees.

18.5    AMENDMENTS. Any modification of this Agreement must be in writing and signed by both parties, except as otherwise expressly provided herein.  Operator acknowledges that the Policies promulgated by DIRECTV, the changes to compensation, the changes to the Consumer Offers and Standard Offers, any changes to the DIRECTV System program, the modifications to the Order Procedures, modifications to the Property Approval Process, and any other changes as permitted herein, do not constitute modifications requiring Operator’s written consent, so long as DIRECTV provides the applicable notice provided in this Agreement.

18.6    AUTHORIZATION; CAPACITY.  Each Party represents that the execution, delivery and performance of this Agreement have been duly authorized, that it has the full right, power, and authority to execute, deliver and perform this Agreement, and that such execution, delivery and performance do not and will not conflict with any agreement, instrument, order, judgment or decree to which it is a party or by which it is bound.

18.7    NO IMPLIED WAIVERS. The failure of either party to require the performance by the other of any provision of this Agreement shall not affect in any way the right to require such performance at any later time nor shall the waiver by either party of a breach of any provision hereof be deemed a waiver of such provision.

18.8    NOTICES. Any notice or other written communication required or permitted to be given by this Agreement shall be deemed given (a) when personally delivered or delivered by Federal Express; (b) when telecopied (with confirmation of delivery); or (c) when electronically delivered (e.g., e-mails, communication through dealer website, internet, etc.) (with confirmation of proper transmission to the recipient or the communication was read/received/accessed by the recipient, whichever is earlier), properly addressed to the addresses set forth below the signatures herein.  Each party shall provide a minimum of ten (10) days advance written notice to the other in the event of any address or telephone change.

18.9    INVALID OR UNENFORCEABLE PROVISIONS. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed severed from the remainder, which shall remain enforceable.  If any provision of this Agreement does not comply with any law, ordinance or regulation of any governmental or quasi-governmental authority, now existing or hereinafter enacted, such provision shall to the extent possible be interpreted in such a manner so as to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed amended, to satisfy the minimum requirements thereof.

18.10  GOVERNMENTAL APPROVALS. This Agreement shall be subject to all necessary approvals of local, state and federal regulatory agencies.

18.11  TAXES. Any taxes asserted against Operator or DIRECTV by any governmental authority as a result of this Agreement shall be the responsibility of the parties as follows: (a) Operator shall be responsible for any taxes or levies arising out of its performance hereunder, with the exception of any sales tax as to which DIRECTV has provided Operator the appropriate rate and Operator has forwarded such amount to DIRECTV; and (b) each party shall be responsible for any taxes related to its income derived hereunder. The Parties acknowledge that the Digital Bulk Rate Fees may be subject to local taxes and/or government license fees, the payment of which shall be the sole responsibility of Operator if billed by Operator.

18.12  ARBITRATION.

(a)           Any dispute or claim arising out of the interpretation, performance, or breach of this Agreement, including without limitation claims alleging fraud in the inducement, shall be resolved only by binding arbitration, at the request of either party, in accordance with the rules of JAMS, modified as herein provided.  The arbitrators shall be, to the fullest extent available, either retired judges or selected from a panel of persons trained and expert in the subject area of the asserted claims.  If the claim seeks damages of less than $250,000, one arbitrator shall decide it.  Unless agreed to by the parties, in all other cases, each party shall select one arbitrator, who shall jointly select the third arbitrator.  If for any reason a third arbitrator is not selected within one month after the claim is first made, the third arbitrator shall be selected in accordance with the rules of JAMS.  The arbitrators shall apply California substantive law to the proceeding, except to the extent Federal substantive law would apply to any claim.  The arbitration shall be conducted in Los Angeles, California.  An award may be entered against a party who fails to appear at a duly noticed hearing.  The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which their decision is based.  The arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The parties agree and acknowledge that no class arbitration shall be permissible hereunder.  If, however, applicable law would find this Agreement to dispense with class arbitration procedures unenforceable, then this entire Section 18.12 is unenforceable. The decision of the arbitrators may be entered and enforced as a final judgment in any court of competent jurisdiction.  The parties shall share equally the arbitrator's fees and other costs of the arbitration.

(b)           Notwithstanding the foregoing, the following shall not be subject to arbitration and may be adjudicated only by the Los Angeles County, California Superior Court or the U.S. District Court for the Central District of California:

(1)           any dispute, controversy, or claim relating to or contesting the validity of DIRECTV's right to offer DIRECTV Service to the public or any of DIRECTV’s Trade Secrets or Marks;

(2)           the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, or provisional relief such as writs of attachments or possession; and

(3)           any dispute involving a violation of the Communications Act of 1934, 47 U.S.C. §§ 605, the Digital Millennium Copyright Act, 17 U.S.C. § 1201, the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-2521, or any other statement or law governing theft of service.

(c)           This Section and any arbitration conducted hereunder shall be governed by the United States Arbitration Act (9 U.S.C. Section 1, et seq.).  The parties acknowledge that the transactions contemplated by this Agreement involve commerce, as defined in said Act.  This Section 18.12 shall survive the termination or expiration of this Agreement.

18.13  REVIEW OF AGREEMENT; INTERPRETATION. By executing this Agreement, Operator acknowledges that it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with such a review.  Each Party acknowledges and agrees that any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities against the party that drafted it, has no application, and any such right is expressly waived.

18.14  ATTORNEYS' FEES. In the event of any litigation or arbitration between the parties with respect to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs of litigation, as the court or tribunal may determine.

[signature page follows]

18.15  COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.  The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party.

IN WITNESS WHEREOF, the Parties have caused this DIRECTV MDU Master System Operator Agreement to be executed by their duly authorized representatives as of the date set forth below.

DIRECTV, INC.

By:	/s/ Oswin M. Eleonora

Name:	Oswin M. Eleonora

Title:	Senior Vice President, Sales

Date:	August 22, 2011

Address:	DIRECTV, Inc.
2230 East Imperial Highway
El Segundo, California 90245
Facsimile No.: (310) 535-5499
cc: Assistant General Counsel, MDU

Multiband Subscriber Services, Inc.,
 a Minnesota corporation

By:	/s/ James L. Mandel

Name:	James L. Mandel

Title:	Chief Executive Officer

Date:	August 18, 2011

Address:	Multiband Subscriber Services, Inc.

Facsimile:
cc: General Counsel

Facsimile No.:
Telephone No.:
Federal Tax I.D.:_______________________________
E-Mail Address authorized representative:_______________________________

Check One:

☐	Sole Proprietor
☐	Partnership
☐	Corporation
☐	Limited Liability Company

NOTE:  PLEASE ATTACH W-9, AS REQUIRED BY DIRECTV

SCHEDULE 1.1
SCHEDULE OF DEFINITIONS

This Schedule of Definitions is attached to and part of the MDU Master System Operator Agreement by and between Operator and DIRECTV.  Except as otherwise stated in the Agreement, the following capitalized terms shall have the following meanings:

“* * *” has the meaning set forth in Section 6.1.

“Active Term” has the meaning set forth in Section 11.1.

“Add Hardware” has the meaning set forth in Schedule 1.1-A.

“A la carte Upgrade Packages” and “A la carte Upgrade Fees” mean the individual DIRECTV Subscriber upgrade packages which can be obtained on an a la carte basis by Operator-Acquired Subscribers who receive a DTH Programming Package, Digital Bulk Programming Package or the Analog Bulk Digital Tier Upgrade Package and the “A la carte Upgrade Fees” are the standard rates charged by DIRECTV for the A la carte Upgrade Packages from time to time.

“Analog Bulk Digital Tier Upgrade Package” and “Analog Bulk Digital Tier Upgrade Fee” mean the individual DIRECTV Subscriber digital tier upgrade package made available by DIRECTV from time to time and related fees, as amended by DIRECTV from time to time, in its sole discretion.

“Analog Bulk Programming Package” and “Analog Bulk Rate Fee” mean the analog bulk programming package made available by DIRECTV from time to time and related fees, as amended by DIRECTV from time to time, in its sole discretion.  The Analog Bulk Rate Fees are due for each Inhabitable Unit within each Analog Bulk Property, whether occupied or not.

“Analog Bulk Property” means an Operator-Acquired Property in which the DIRECTV Service is distributed by means of a head-end system which receives and retransmits channels to all of the Inhabitable Units in the MDU Property in an analog format without the need for a DIRECTV Receiver in each Inhabitable Unit.

“Approved Activation” means an activation of an Operator-Acquired Subscriber following (a) DIRECTV’s receipt of an Order for a Standard Offer or Consumer Offer which is initially procured by Operator (i.e., a new DIRECTV customer, but not any previous DIRECTV customer and not an activation of a different DIRECTV Programming Package after the customer was initially activated) and delivered to DIRECTV in accordance with the Order Procedures; and (b) DIRECTV’ acceptance of such Order as an Approved Activation, as evidenced by the attachment of Operator’s unique agent number to the corresponding DIRECTV customer account.

“Approved ROE” has the meaning set forth in Section 2.3.

“Authorized DIRECTV Distributor” means a seller and distributor of DIRECTV Systems and equipment who is authorized by DIRECTV to sell DIRECTV Systems in accordance with the terms set forth herein.

“* * *” has the meaning set forth in Schedule 6.1.

“* * *” has the meaning set forth in Schedule 6.1.

“* * *” has the meaning set forth in Schedule 6.1.

“Bulk Agreement” has the meaning set forth in Schedule 6.1.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

“Bulk Property Programming Agreement” has the meaning set forth in Section 4.11.

“Cancel Order” has the meaning set forth in Schedule 1.1-A.

“Chargeback Event” has the meaning set forth in Schedule 6.1.

“Chargeback Periods” has the meaning set forth in Schedule 6.1.

“Chargeback Schedule” has the meaning set forth in Schedule 6.1.

“Churn Rate” will be calculated each month as follows:  At the beginning of a given measurement period, calculate the total number of active Operator-Acquired Subscribers and the Previous Operator-Acquired Subscribers (the sum of which are the “Base Subscribers”).  At the end of the given measurement period, calculate the number of the Operator-Acquired Subscribers and Previous Operator-Acquired Subscribers who disconnected during the given measurement period (the “Disconnected Subscribers”).  Divide the Disconnected Subscribers by the Base Subscribers and the resulting number shall be the “Churn Rate.”  To determine the “Churn Rate” for a given Operator-Acquired Property, the same calculation shall be made for the Operator-Acquired Subscribers residing at such Operator-Acquired Property.

“Commencement Date” means the earlier of (i) thirty days after the Execution Date or (ii) the date DIRECTV is able to process Operator transactions in accordance with this Agreement.

“Commissionable Programming Packages” means the DTH Programming Packages, Analog Bulk Programming Package, Digital Bulk Programming Packages, Analog Bulk Digital Tier Upgrade Package and the A la carte Upgrade Packages.  Outlet/mirroring/lease fees, Pay-Per-View, season sports subscriptions, HD Access Service, DVR Service, and multi-room viewing service sold with the forgoing Commissionable Programming Packages are also considered “Commissionable Programming Packages.”  For the avoidance of doubt, “Commissionable Programming Packages” do not include warranties, hardware or equipment fees, the cost of tangible products purchased by Operator-Acquired Subscribers, video-on-demand fees, game services, interactive services, late fees, early termination fees, non-recovered box fees, protection plans, installation, service and repair, shipping, downgrade, ordering fees, re-connect fees or other similar fees.

“Completely Satisfied” has the meaning set forth in Schedule 2.2-A, Appendix A.

“Components” mean such equipment, whether pre-existing or newly installed within an MDU Property which is used to create the Signal Distribution System, including, but not limited to, a satellite receiving dish, cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

“Consumer Offers” has the meaning set forth in Section 4.1.

“Continuing Service Fee” has the meaning set forth in Section 6.1.

“Credit Policy” has the meaning set forth in Section 5.7.

“Customer Satisfaction Score” and “Customer Satisfaction Survey” each has the meaning set forth on Schedule 5.5.

“Customer Service Levels” has the meaning set forth in Section 5.5.

“Dealer Resource Center” has the meaning set forth in Section 5.7.

“Decommission Process” has the meaning set forth in Section 2.2.

“Decommissioned Property” has the meaning set forth in Section 2.2.

“* * *” has the meaning set forth in Schedule 6.1.

“Digital Bulk Programming Packages” and “Digital Bulk Rate Fees” mean the digital bulk packages made available by DIRECTV from time to time and related fees, as amended by DIRECTV from time to time, in its sole discretion.  The Digital Bulk Rate Fees are due for each Inhabitable Unit within each Digital Bulk Property, whether occupied or not.

“Digital Bulk Property” means an Operator-Acquired Property in which the DIRECTV Service is distributed in bulk to all of the Inhabitable Units in a digital format through a DIRECTV Receiver.

“Direct-To-Home Property” means an Operator-Acquired Property in which the DIRECTV Service is delivered only to residents who maintain their own DIRECTV account with DIRECTV.

“* * *” has the meaning set forth in * * *.

“DIRECTV Internet Solution” has the meaning set forth in Section 2.4.

“DIRECTV Manager” or “Operator Manager” has the meaning set forth in Section 1.4.

“DIRECTV Programming Packages” means the programming packages and other programming distributed or made available by DIRECTV now or in the future, including, but not limited to DTH Programming Packages, Analog Bulk Programming Package, Digital Bulk Programming Packages, Analog Bulk Digital Tier Upgrade Package and the A la carte Upgrade Packages.

“DIRECTV Receiver” means the integrated receiver and decoder unit (IRD) necessary to receive certain the DIRECTV Service which is manufactured by a DIRECTV authorized manufacturer.

“DIRECTV SFA” has the meaning set forth in Schedule 2.2.

“DIRECTV Specifications” means the minimum technical and Component requirements established by DIRECTV for Signal Distribution Systems on a general basis as provided to Operator and, as amended by DIRECTV from time to time.

"DIRECTV Subscribers" shall mean those individuals authorized by DIRECTV to receive DIRECTV Service, including Operator-Acquired Subscriber or those activated independently of Operator.

“DIRECTV System” means the specialized receiving equipment, including DIRECTV Receivers, through which DIRECTV Subscribers may receive the DIRECTV Service.

“* * *” has the meaning set forth in Schedule 6.1.

“DTH Penetration Rate” means the percentage determined by dividing the aggregate number of Operator-Acquired Subscribers in all Direct-To-Home Properties receiving programming through DTH Programming Packages by all of the Inhabitable Units in all Direct-To-Home Properties or this can be determined on a Operator-Acquired Property by Operator-Acquired Property basis and would therefore mean the percentage determined by dividing the aggregate number of Operator-Acquired Subscribers in the particular Operator-Acquired Property receiving programming through DTH Programming Packages by all of the Inhabitable Units in the particular Operator-Acquired Property.

“DTH Programming Packages” means the direct to consumer programming packages made available by DIRECTV from time to time and related fees, as amended by DIRECTV from time to time, in its sole discretion.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

“Edit Sales Order” has the meaning set forth in Schedule 1.1-A.

“Exclusive Access/Marketing Agreement” has the meaning set forth in Schedule 6.1.

“Exclusive Marketing Agreement” has the meaning set forth in Schedule 6.1.

“Exclusive Satellite Agreement” has the meaning set forth in Schedule 6.1.

“Good Standing” has the meaning set forth in Schedule 5.4.

"Identity Theft Prevention Program" has the meaning set forth in Section 7.3.

“Inhabitable Unit” is a unit within an MDU Property for which a certificate of occupancy has been issued or any other unit approved by DIRECTV as ready or able for occupancy by a potential customer.

“Initial Term” has the meaning set forth in Section 11.

“Internet Offerings” has the meaning set forth in Section 2.4.

“Leased Equipment” has the meaning set forth in Section 4.5.

“Major Outage” has the meaning set forth in Schedule 5.5.

“Marks” has the meaning set forth in Section 9.

“Maximum Churn Rate” has the meaning set forth in Section 5.6.

“MDU Equipment Lease Addendum” has the meaning set forth in Section 4.8.

“MDU Property” or “MDU” shall mean a condominium complex, apartment building (including both rental and cooperative apartments), private student housing, townhouse community or master planned community or other multiple dwelling unit rental community (so long as the Signal Distribution System within any of the foregoing does not use public easements, cross public rights of way or similar land rights) located in the United States, comprised of single or multiple dwelling units (which units in each case are occupied by single family residential households and are not generally accessible to the public), and which units may receive the DIRECTV Service from a common receiving dish.

“Minimum Activation Number” has the meaning set forth on Schedule 5.4.

“Minor Outage” has the meaning set forth in Schedule 5.5.

“Net Gain Amount” has the meaning set forth in Section 6.1.

“Net Receipts” means gross receipts actually received by DIRECTV from the sale of Commissionable Programming Packages during the Term, net of any offsets, discounts, refunds, fees, credits, taxes or governmental charges (other than income or franchise taxes) related to the sale, order or use of Commissionable Programming Packages.

“* * *” has the meaning set forth in Schedule 6.1.

“* * *” has the meaning set forth in Schedule 6.1.

“* * *” has the meaning set forth in Schedule 6.1.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

“Non-Commissionable Transaction” has the meaning set forth in Section 4.10.

“Operator-Acquired Property” means a MDU Property submitted for Restriction and approved for Restriction by DIRECTV which activates at least one Operator-Acquired Subscriber through a Signal Distribution System.

“Operator-Acquired Subscriber” means a person who resides in an Operator-Acquired Property who receives a DIRECTV Programming Package through a Signal Distribution System, whose initial order was taken by Operator.

"Operator Equipment” has the meaning set forth in Section 3.6.

“Order” has the meaning set forth in Schedule 1.1-A.

“Orders” has the meaning set forth in Section 4.4.

“Order Procedures” means the procedures for Ordering the Standard Offers and Consumer Offers set forth on Schedule 1.1-A attached hereto, as amended by DIRECTV from time to time upon written notice to Operator.

“Pending Account” has the meaning set forth in Schedule 1.1-A.

“Place Sales Order” has the meaning set forth in Schedule 1.1-A.

“Policies” has the meaning set forth in Section 5.7.

“Previous Agreements” has the meaning set forth in Section 1.3.

“Previous Agreement Properties” has the meaning set forth in Section 1.3.

“Previous Operator-Acquired Subscriber” means someone who was an Operator-Acquired Subscriber whose DIRECTV Service was cancelled, disconnected or terminated or an active DIRECTV Subscriber who was previously an Operator-Acquired Subscriber but no longer resides in an Operator-Acquired Property.

“Property Approval Process” has the meaning set forth in Section 2.2.

“Purchase Price” has the meaning set forth in Schedule 4.7.

“Registered Property” or to “Register” means the MDU Properties registered by Operator in accordance with Schedule 2.2 and to “Register” means the process required to register an MDU Property with DIRECTV in accordance with Schedule 2.2.

“Renewed Reservation Requirements” has the meaning set forth in Schedule 2.2.

“Renewal Term” has the meaning set forth in Section 11.

“Report Lease” has the meaning set forth in Schedule 1.1-A.

“Reserved Property” or to “Reserve” means the MDU Properties reserved by Operator in accordance with Schedule 2.2 and to “Reserve” means the process required to reserve an MDU Property with DIRECTV in accordance with Schedule 2.2.

“Restricted Property” or to “Restrict” means the MDU Properties submitted for restriction by Operator in accordance with Schedule 2.2  and accepted by DIRECTV after DIRECTV approves a MDU Property Registered with DIRECTV and to “Restrict” means the process required to restrict an MDU Property with DIRECTV in accordance with Schedule 2.2.

“Right of Entry” has the meaning set forth in Section 2.3.

“ROE Grantor” has the meaning set forth in Section 2.3(a).

“Sales Plan” has the meaning set forth in Section 5.4.

“Satisfactory” has the meaning set forth in Schedule 2.2.

"Security Program” has the meaning set forth in Section 7.3.

“* * *” has the meaning set forth in * * *.

“Signal Distribution System” means the integrated signal delivery system including any necessary Components (or such other technology used by DIRECTV from time to time) by which the DIRECTV Services are distributed in a Operator-Acquired Property, which may also include off-air and/or cable distribution systems.

“Standard Offers” has the meaning set forth in Section 4.1.

“Submit” has the meaning set forth in Schedule 1.1-A.

"Subscriber Information" means that subscriber identification, location, and billing information which DIRECTV maintains on its customers.

“Suggested Distributor Wholesale Price” has the meaning set forth in Schedule 4.7.

“System Operator Transition Agreement” has the meaning set forth in Section 1.3.

“Technical Demonstration” has the meaning set forth in Section 3.2.

“Technical Specifications” means the technical specifications prepared by Operator on an Operator-Acquired Property by Operator-Acquired Property basis which specify in written form the parameters of Signal Distribution Systems installed, managed and/or maintained by Operator in Operator-Acquired Properties, including, among other things, the measurements of the signal from the Signal Distribution System and the level of the DIRECTV Service the Signal Distribution System is capable of providing at the Operator-Acquired Property.   The Technical Specifications shall meet or exceed the requirements of the DIRECTV Specifications as of the date of installation.

“Telemarketing Policy” has the meaning set forth in Section 5.7.

“Term” has the meaning set forth in Section 11.

“Trade Secrets” has the meaning set forth in Section 7.1.

“Transfer Closing Notice” has the meaning set forth in Section 10.3.

“Transfer Notice” has the meaning set forth in Section 10.3.

“Transferred Properties” has the meaning set forth in Section 1.3.

"Unauthorized Receipt” has the meaning set forth in Section 5.11.

“Un-Restricted Property” has the meaning set forth in Section 2.3(b).

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

“Usage Manual” has the meaning set forth in Section 9.

“Very Dissatisfied” has the meaning set forth in Schedule 2.2-A, Appendix A.

SCHEDULE 1.1-A
ORDER PROCEDURES
Placing Orders

Subject to other applicable terms and conditions of the Agreement, in order for Operator to potentially qualify to receive credit for an Approved Activation for a Operator-Acquired Subscriber, Operator must notify DIRECTV by setting up a “Pending Account” (i.e., and “Order”) for the customer as described herein.  A “Pending Account” consists of a prospective customer’s information (name, address, phone number, dealership information, equipment and programming selection) and is set up in DIRECTV’s customer database.  Customer set-up/ordering must be made via DIRECTV’s * * *.  Once a prospective customer’s DIRECTV System is installed and DIRECTV® programming service is activated, the Pending Account will be switched from pending to active status.

Note:  To ensure timely payment of compensation under the terms of the Agreement, Pending Accounts shall be set up at least twenty-four (24) hours prior to the installation of DIRECTV System(s) and subsequent account activation.

Report Lease Transaction

To set up a Pending Account, use the “Report Lease” function on the DIRECTV * * * by following the steps below:

•	* * *.
•	* * *.
•	Select/enter your property information.
•	Enter your employee information.
•	Enter your customer information.
•	Confirm your customer information.
•	Select programming and equipment.
•	Review commitments.
•	Complete the order summary and submit.
•
A confirmation page will appear that includes address scrubbing and customer validations for the lease transaction entered.  Confirm the address and customer information is correct.  You may want to print this screen for your records.

Cancel Order/Report Return

To cancel a Pending Account, update an Order, or report a hardware return on DIRECTV’s * * *, follow the steps below:

•	* * *.
•	* * *.
•	Using the search options (date of transaction, DIRECTV Pending Account number, customer last name or phone number), search for the Order you wish.
•	Select the Order that you would like to edit from the search results and click “Submit”. Note that you may only edit Orders that were entered within * * *.
•	A confirmation page will appear displaying the Order you have selected.
Click “Cancel Order” to cancel, or “Add Hardware” to change hardware information.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 1.2-A
PREVIOUS AGREEMENT PROPERTIES

SCHEDULE 1.2-B
TRANSFERRED PROPERTIES

SCHEDULE 2.2
PROPERTY APPROVAL PROCESS

PROPERTY APPROVAL PROCESS

Operator’s right to market, promote and advertise the leasing and sale of DIRECTV Systems and DIRECTV Programming Packages, is dependent upon Operator complying with the following Property Approval Process:

(a)  Property Reservation.  It is in the best interest of DIRECTV, the MDU Properties and authorized DIRECTV MDU operators and dealers, for DIRECTV to forecast potential MDU Properties interested in DIRECTV Service.  It is therefore important for Operator to inform DIRECTV about MDU Properties it is pursuing for a Right of Entry through the Reservation process.  DIRECTV will allow an MDU Property to be Reserved by only one DIRECTV MDU operator at a time and DIRECTV wishes to incentivize DIRECTV MDU operators who participate in the forecasting with compensation referred to in this Agreement as an * * *.  Accordingly, if Operator wishes to receive an * * * for an MDU Property, Operator must Reserve the MDU Property with DIRECTV and maintain Reservation status until Operator submits a Right of Entry for Registration.  To Reserve the MDU Property, Operator must enter all MDU Property information required by DIRECTV into the DIRECTV Sales Force Automation website (“DIRECTV SFA”) at least * * * prior to the execution date of the Right of Entry, if any, submitted by the Operator for the MDU Property through the Registration process.   Only one Operator is eligible for the * * * related to an MDU Property at any given time.  If the MDU Property is Reserved and later approved by DIRECTV and designated as an Operator-Acquired Property by DIRECTV, the Operator will receive the * * * for the MDU Property.  Operator can maintain the Reservation for up to * * *, but Operator may file an extension request through SFA if additional time is needed to obtain a Right of Entry.  To maintain a Reservation or to be granted an extension, Operator must meet the * * * milestones for Right of Entry developments set forth in DIRECTV SFA.  If Operator fails to maintain the Reservation of an MDU Property, the MDU Property may be Reserved by another DIRECTV MDU operator and Operator will no longer be eligible for an * * * even if Operator obtains a Right of Entry for the MDU Property.

(b) Property Registration.  If Operator wishes to provide DIRECTV Service to an MDU Property or any residents therein, prior to attempting Restriction in accordance with Section (c) below, it must Register the MDU Property with DIRECTV.  At the time of Registration, Operator must provide DIRECTV with an executed copy of the Right of Entry.  An MDU Property may not be submitted for Restriction if it has not been Registered.  To Register an MDU Property, Operator must upload the fully executed Right of Entry to the DIRECTV SFA, for DIRECTV’s review and approval. If DIRECTV approves the Right of Entry (which will be reviewed in accordance with the Right of Entry requirements set forth in the Agreement, and if DIRECTV does not approve or deny an Right of Entry within * * * of submission it shall be deemed approved), Operator may commence installation of the Signal Distribution System.  Following Operator’s installation of the Signal Distribution System, Operator may request an inspection of the Signal Distribution System by DIRECTV to proceed with Registration or provide DIRECTV with Operator’s representation and warranty that it can meet service levels standards, including compliance with the Technical Specifications in this Agreement for the Signal Distribution System; provided, however, DIRECTV may stop the Registration on a Property on notice to Operator given within * * * of submission of the representation and warrant by Operator, so that DIRECTV can perform an inspection of the Signal Distribution System to confirm compliance with the DIRECTV Specifications and Technical Specifications, such inspection to be done with reasonable notice from DIRECTV and within * * * after the notice to inspect. If DIRECTV approves the Signal Distribution System after the on-site inspection or does not request an on-site inspection within * * *, or does not perform the on-site inspection with the * * * (other than if such delay is caused by Operator), Operator may proceed with the Registration process.   MDU Property Registration is required in order for the Operator to service the MDU Property regardless of Property Reservation.  DIRECTV may also, at any time, upon reasonable notice, do an on-site inspection to verify the representations and warranties made by Operator regarding the Signal Distribution System.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(c) Property Restriction.  Once approved by DIRECTV under the Registration process, Operator may submit the MDU Property for Restriction by inputting all required MDU Property information into DIRECTV’s * * *. Upon submission  a property identification number for the applicable MDU Property will be issued by DIRECTV, and the MDU Property will be considered Restricted and Operator will have completed the Restriction process and can commence sales and service to the MDU Property.  Once an MDU Property is Restricted, the MDU Property will be considered an Operator-Acquired Property, but, and only for as long as Restricted, no other DIRECTV MDU operator may Register or Restrict the MDU Property.  If an MDU Property is input into DIRECTV’s * * * without being Registered and approved by DIRECTV, DIRECTV reserves the right to revoke the Restriction status of that MDU property until Operator completes the Registration process.  As set forth in the Agreement, an MDU Property loses its Restricted status upon expiration or termination of the Right of Entry.

(d) Right of Entry Renewal Reservation, Registration and Restriction.  Operator must follow the same Property Approval Process for renewals to Rights of Entry or new Rights of Entry at MDU Properties already considered Operator-Acquired Properties, and therefore receive an * * * on such MDU Properties, subject to the following (“Renewed Reservation Requirements”):

(i)	The Operator must be in good standing under the Agreement;
(ii)	The MDU Property must have Satisfactory CSAT scores (as set forth below);
(iii)	If a Direct-to-Home Property, the DTH Penetration Rate must be greater than DIRECTV’s U.S. based market share for video service in the prior quarter;
(iv)	Operator may Reserve an MDU Property at any time * * *, as such date was provided to DIRECTV during the Registration process. Reservation is not allowed prior to such * * *; and
(v)
If Operator fails to Reserve the MDU Property more than * * * prior to the scheduled expiration date or no expiration date was provided, another DIRECTV MDU operator may Reserve the MDU Property.   Failure to Reserve an Operator-Acquired Property is deemed to be consent for DIRECTV to accept a Reservation and Registration of the MDU Property by another DIRECTV MDU operator.  If another DIRECTV MDU operator or DIRECTV obtains a Right of Entry approved by DIRECTV, DIRECTV will begin the property Decommissioning Process.

DIRECTV will measure MDU Property owner CSAT regularly.  CSAT will be measured in accordance with the owner survey form set forth on Schedule 2.2-A hereto, as may be amended by DIRECTV from time to time, in its discretion. An owner CSAT score is defined as “Satisfactory” when the most recent owner CSAT survey submitted by an owner for that MDU Property has an average score of 5 or better on the 3 measureable questions in the survey.

The above Renewed Reservation Requirements apply to any MDU Property already authorized for the sale of DIRECTV Service through a centralized distribution system whether Operator or another DIRECTV MDU operator has registered or otherwise been issued the authority to sell DIRECTV Service at the MDU Property.

All other requirements of the Property Approval Process, including the Registration and Restriction process must be followed to continue to provide DIRECTV Service to an MDU Property.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

(e)           Conversion Fee.  For each DIRECTV Subscriber residing in an Operator-Acquired Property on the date Restricted by Operator, Operator shall pay to DIRECTV an amount equal to * * * for as long as the converted DIRECTV Subscriber remains an Operator-Acquired Subscriber for up to * * * (the “Conversion Fee”). The Conversion Fee shall also be paid for each DIRECTV Subscriber on an Operator-Acquired Property which becomes un-Restricted then later becomes Restricted.  DIRECTV shall collect these funds as an offset against the Continuing Service Fee (CSF) due Operator.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 2.2-A
MDU OWNER/MANAGEMENT COMPANY OPERATOR/DEALER SATISFACTION SURVEY

•	Upon receipt of an MDU property-specific complaint against or negative inquiry into a current DIRECTV MDU Operator/Dealer by an MDU Owner/Management Company, DIRECTV will:

Owner Satisfaction:

1.	Deploy an electronic format, property-specific, overall Owner satisfaction survey to any party/parties bringing a complaint or negative inquiry

2.	At least one response is required per MDU property

3.	For each of the three measurable questions (Appendix A), a scale of 1 to 10 will be used to determine level of overall satisfaction, likelihood to recommend and likelihood of renewal

4.	Scores of 5 or above will signify average or better performance (if more than one survey per property is returned, all scores will be averaged)

Resident Satisfaction:

1.	Deploy an electronic format, overall resident satisfaction survey to the residents of the property in question regarding each service provided (Phone, Internet, Video, Security)

2.	Owner/Management company bringing the complaint/negative inquiry will be called on to help residents participate in the survey

3.	All surveys will be taken online and survey availability will be communicated via direct mail, e-mail, web site post or some alternate form of communication

4.	At least a 10% response is required per MDU property

5.
For each service available at the property, three measurable questions like in Appendix A will be used on a scale of 1 to 10 to determine level of overall satisfaction, likelihood to recommend and likelihood of renewal (if service is on a contract)

6.	Scores of 5 or above will signify average or better performance (all scores will be averaged)

Appendix A

10.	Overall – how satisfied are you with [INSERT DEALER]?

Please rate your satisfaction on a scale of 1 to 10 with “1” meaning “Very Dissatisfied” and “10,” “Completely Satisfied.”

IF Q10 EQUALS 1 TO 4 ASK Q20; ELSE SKIP

20.	Why are you not completely satisfied with [INSERT DEALER]?

Issues related to:
[Check ALL that apply]
RANDOMIZE

1.	Quality of services provided
2.	Professionalism of staff
3.	Price of services
4.	Support of on-site staff with issues
5.	Support of residents with issues
6.	Other ( please specify) ___________________________________

IF Q10 EQUALS 8 TO 10 ASK Q30; ELSE SKIP

30.	What aspects of your relationship with [INSERT DEALER] are most satisfying?

 [Check ALL that apply]
RANDOMIZE

1.	Quality of services provided
2.	Professionalism of staff
3.	Service and support provided
4.	Price of services
5.	Support of on-site staff with issues
6.	Support of residents with issues
7.	Other ( please specify) ___________________________________

For 50 and 60:
 [USE 0 - 10 - POINT SCALE WHERE 0 = NO CHANCE AT ALL AND 10 = DEFINITELY WILL]

50.	How likely are you to recommend [INSERT DEALER] to other owners/ investors in the multifamily industry?

60.	How likely are you to renew a contract for services with [INSERT DEALER]?

SCHEDULE 4.7
PURCHASE PRICE

1.	The purchase price of DIRECTV Systems purchased by DIRECTV from Operator (“Purchase Price”) shall be determined as follows:

(a)           The Purchase Price will be equal to DIRECTV’s Suggested Distributor Wholesale Price.

(b)           The “Suggested Distributor Wholesale Price” is the price suggested by DIRECTV to distributors for resale of DIRECTV Systems to authorized DIRECTV Operators which amount may have been reduced by equipment/hardware subsidy provided by DIRECTV to authorized dealers/retailers through distributors in the form of a reduction in the cost of DIRECTV Systems purchased by authorized dealers/retailers, and is typically advanced at the time of an authorized dealers/retailers’ purchase of DIRECTV System from a distributor.  DIRECTV may change or terminate such equipment/hardware subsidy in its discretion at any time, and nothing herein constitutes any guarantee that such subsidy will be available.

(c)           From time to time, the Suggested Distributor Wholesale Prices may change, and if they do, the Purchase Price shall change accordingly.

(d)           The parties shall account for the Purchase Price in their books and records in the manner stated.

2.           DIRECTV shall pay to Operator the applicable Purchase Price in the manner applicable to the payment of the Prepaid Programming Commissions, or in the case of an existing DIRECTV customer, within sixty-five (65) days after the end of the accounting month, as determined by DIRECTV, in which the Leased Equipment is activated with applicable DIRECTV Programming Package in accordance with the terms of the Lease Addendum.

SCHEDULE 5.4
SALES PLAN

1.	Sales Plan Details:
a.	Sales Plan Delivery: The Sales Plan shall be sent in electronic format from Operator on the designated dates stated in Section 5.4 to the DIRECTV Manager.
b.
Sales Plan Format: DIRECTV will provide a template which can be used by Operator or Operator may submit a Sales Plan with at least the same detailed information outlined in the Sales Plan Template (see Schedule 5.4-A).

c.	Sales Plan Information: The Sales Plan must include, but not limited to, the following information:
i.	Quarterly activations forecast by month
ii.	Plan to meet and achieve sales requirement provided by DIRECTV as more fully set forth in Section 2 of this Schedule 5.4 below.
iii.	Activation forecast by business model (DTH and Bulk)
iv.	Activations plan by Operator-Acquired Property (submitted monthly to DIRECTV Manager)
v.	Penetration sales and marketing strategies and tactics by Operator-Acquired Property
vi.	Specific growth plans to increase Operator-Acquired Subscribers
vii.	Churn replacement process and plans in Operator-Acquired Properties
viii.	Operator-Acquired Subscriber base growth plan by quarter
ix.	Property event schedule
x.	New Growth markets and expansion plans if applicable
d.
Tactics: The Sales Plan will include specific marketing tactics to include the use of resources available from DIRECTV or other DIRECTV approved third party vendors providing services to Operator or DIRECTV.

e.
Meetings: The DIRECTV Manager and Operator Manager will review and discuss the Sales Plan on a monthly and quarterly basis to ensure appropriate levels of sales execution are established to meet minimum expectations approved by DIRECTV.

f.	Failure to Submit: Operator will submit Sales Plan as stated in accordance in Section 5.4 of Agreement to meet Operator obligations and constitute “Good Standing”.
2.	Minimum Activations.
a.
Operator must activate a minimum number of new Operator-Acquired Subscribers on a * * * during each calendar year (each, a “Minimum Activation Number”).   The Minimum Activation Number per month for an upcoming calendar year shall be equal to: (i) Operator-Acquired Subscriber base as of the last day of the prior calendar year multiplied by the average Churn Rate for such calendar year (see example below).  To determine whether Operator has met the obligation for a * * * period, DIRECTV will multiply the monthly Minimum Activation Number by the applicable * * * period.   If the Parties wish to establish a Minimum Activation Number for an entire calendar year, the monthly Minimum Activation Number shall be multiplied by 12.

b.
Notwithstanding the Minimum Activation Number determined under Section 2(a) above, the parties may mutually agree to establish a different Minimum Activation Number for Operator based on, but not limited to, subscriber growth expectations, property penetration expectations, new property launch expectations, DIRECTV packages and service enhancements, and general industry growth expectations.  If the parties mutually agree to a Minimum Activation Number, the agreed to Minimum Activation Number will replace the Minimum Activation Number determined under Section 2(a) for the Sales Plan for the applicable year.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Example Minimum Annual Sales Plan
Ending Operator Subscriber Base 12/31	10,000
12 Month Avg Churn	3.00%
Total Minimum Annual Sales Plan	3,600
(10,000 * 3.00%* 12 months )
3.	Equipment Forecast. Operators shall provide a quarterly hardware forecast to DIRECTV and their distributors.
4.	Changes to Sales Plan
a.
Operator may submit Sales Plan changes or updates to the DIRECTV Manager to include competitive information, marketing and event plans and new tactics and strategies in an effort to meet and achieve activations quotas set forth by DIRECTV.

SCHEDULE 5.4-A
Sales Plan
MDU Operator Template

Operator Name:
Sales Plan Quarter Date:
Quarterly Sales Quota:
Submitted By:
Submission Date:

Sales Plan
1.	Operator sales forecast by Quarter (double click spreadsheet to open).

Sales Plan - Forecast
	Jan	Feb	Mar	Q1 Total	Apr	May	Jun	Q2 Total
DTH
Bulk
Total

	July	August	Sept	Q3 Total	Oct	Nov	Dec	Q4 Total
DTH
Bulk
Total
Sales Plan - Forecast
	Jan	Feb	Mar	Q1 Total	Apr	May	Jun	Q2 Total
DTH
Bulk
Total

	July	August	Sept	Q3 Total	Oct	Nov	Dec	Q4 Total
DTH
Bulk
Total
2.	Describe specific sales and marketing strategies and tactics planned to achieve sales objectives.

•	Describe Digital Penetration Rate plan for specific business segments (DTH and Bulk)
•	Provide quarterly marketing plan by Operator-Acquired Property
•	Describe specific plans to grow the customer base in existing markets

•	Describe the resources (DIRECTV or Operator) used to achieve sales objectives
•	Describe churn replacement strategies

3.	Quarterly Net Base Growth Calculator
a.	(Operator provides calculations needed to grow customer base * * * per quarter)

4.	Provide planned MDU Property Events schedule
a.	(Operator to insert spreadsheet)

5.	Provide MDU Property expansion plans into new markets
a.	(list markets, states and timelines)

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 5.5
CUSTOMER SERVICE LEVELS

1.           Order and Service Calls.

Operator will (i) operate a customer call center, (ii) maintain a toll-free telephone number and either a web portal or email system for customer service and technical support inquiries (technical support for the DIRECTV Services shall be available 24 hours per day, seven days per week and general support shall be available from * * * seven days per week), (iii) answer all customer service calls with a live operator within * * * of the time; (iv) maintain an Operator-Acquired Subscriber customer service quarterly escalation percentage that is * * * (as may be adjusted annually by DIRECTV to conform to the average escalation percentage for all DIRECTV MDU operators) of the total Operator-Acquired Subscribers, and (v) drop less than * * * of all calls.

2.           General Installation, Service Calls and Maintenance Requirements.

Operator will (i) ensure that all contact with residents and the Operator-Acquired Properties shall be conducted in a professional and business-like manner, (ii) use commercially reasonable efforts to ensure that each technician portray a consistent and professional appearance, report for work well groomed, clean, and free of pervasive body odors and wear professional DIRECTV approved uniforms, and (iii) comply with all FCC customer service rules and regulations set forth * * *, and with any other applicable federal, state, local, PSC or PUC rule and regulation, as amended from time to time.

DIRECTV will conduct customer satisfaction surveys of residents of MDU Properties from time to time in accordance with the Customer Satisfaction Survey, substantially in the form of Schedule 5.5-A, as amended by DIRECTV from time to time (the “Customer Satisfaction Survey”).  Operator shall achieve an average customer satisfaction score for the Customer Satisfaction Survey (the “Customer Satisfaction Score”) based on an average across all of its Operator-Acquired Properties * * * of the average DIRECTV Customer Satisfaction Score DIRECTV obtains for its residential business for the previous quarter.

3.           Response and Cure Times for Installation, Service Calls and Maintenance.

Operator will complete the following subscriber requests within the indicated days of receipt (regardless of weekday or weekend) of any such request, unless such resident or DIRECTV Subscriber requests or agrees to a longer time period for completion of the installation or customer reschedules or Operator is not granted required access at the time of installation.

Type of Call	Number of Days to Complete (includes weekdays and weekends)
Install	* * * calendar days
Upgrade	* * * calendar days
Disconnect	* * * calendar days
Reconnect	* * * calendar days

In addition, Operator shall (i) ensure that repeat service calls (service calls to the same Operator-Acquired Subscriber or Operator-Acquired Property for the same service request within any * * *) to the Operator-Acquired Property constitute * * * of the service calls to the Operator-Acquired Property; (ii) ensure that repeat service calls (service calls to the same Operator-Acquired Subscriber or Operator-Acquired Property for the same service request within * * * to the Operator-Acquired Property constitute less than * * * of the service calls to the Operator-Acquired Property.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

4.           Outage of DIRECTV Service.

Operator will respond to and cure any outage to an individual resident's DIRECTV Service (e.g., picture or sound not available) within the following time frames at least * * * of the time.

a. Minor Outage.  A “Minor Outage” is defined as DIRECTV Service is generally available at the Property; however service may be impaired at the individual DIRECTV Subscriber level. If a Minor Outage is reported during business hours, DIRECTV will respond to the reporting party at the time that the call is taken, explain the corrective action to be taken, and shall cure such Minor Outage within seventy-two (72) hours of receiving the first notice.

b. Major Outage. A “Major Outage” is defined as no DIRECTV service being available within at least 5 Inhabitable Units or at all Inhabitable Units in the Operator-Acquired Property such that all DIRECTV receivers either in the 5 Inhabitable Units or at the Operator-Acquired Property are searching for satellite.  If a Major Outage is reported (this can be reported either by the Operator-Acquired Property representative or deemed reported if 5 or more individual subscriber service calls are received by DIRECTV from a single Operator-Acquired Property within 60 minutes) during the business hours of 8:00 am – 6:30 pm (local time), Operator will log the Major Outage report and the local Operator office will contact the Operator-Acquired Property representative (or individual reporters) within two (2) hours of the Major Outage report to schedule an on-site visit or other repair procedure, and the Major Outage shall be resolved within 24 hours of the Major Outage being reported, including Sundays and holidays. If a Major Outage is reported outside the business hours of 8 a.m. – 6:30 p.m. (local time), Operator will log the outage report and the local Operator office will contact the Operator-Acquired Property representative (or individual reporters) the following morning by 9 am (local time) to schedule an on-site visit or other repair procedure, and the Major Outage shall be resolved within 24 hours of the Major Outage being reported, including Sundays and holidays.

5.           Compliance.  The metrics and response time requirements described in this Schedule will be evaluated on a quarterly basis such that they will be averaged over the preceding quarter for evaluation by DIRECTV.  Operator will provide detailed compliance report in the form of set forth on Schedule 5.5-B.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 5.5-A
CUSTOMER SATISFACTION SURVEY

DIRECTV Overall CSI Customer Satisfaction Survey (May ’10 DRAFT 3)

Explanations/annotations are in bold. All 1-10 rating questions allow a ‘Don’t Know/Not Applicable’ response.  Section breaks in Arial Black represent general categories and are not read to the respondent. An &ltR> in the section break indicates the questions in the block will be randomized.

Introduction

Hello, my name is _______________________________ from Discovery Research, calling on behalf of DIRECTV.  We have been asked to contact customers directly and speak with them about their DIRECTV experience.  Your opinions and feedback will be combined with those of other customers to help DIRECTV understand how to best serve you.

If necessary: this will take 15 to 20 minutes

Screeners

Q1.	We understand you currently subscribe to DIRECTV, is that correct?

1	Yes
2	No (thank and terminate)
3	Refused / Don’t know (thank and terminate)

Q2.	We would like to speak to the person age 18 or older who is most knowledgeable about your DIRECTV equipment and programming. Is that you?

1	Yes
2	No (go to Q3)
3	Refused / Don’t know (thank and terminate)

Q3.	May we speak to that person?

1	Yes
2	Not available right now (ask for better time to call)
3	No (thank and terminate)
4	Refused / Don’t know (thank and terminate)

Q4.	(when right person is on phone) Which of the following industries have you or other family members ever worked…? (Read list) (select all that apply)

1	In marketing or marketing research (thank and terminate)
2	In an advertising agency (thank and terminate)
3	In radio, TV, satellite or cable TV companies (thank and terminate)
4	In any company in or related to the entertainment industry (thank and terminate)
5	None of the above (EXCLUSIVE RESPONSE – CONTINUE)

Q4b.	Have you participated in a survey about your DIRECTV service in the past 6 months?

1	Yes (thank and terminate)
2	No
3	Refused / Don’t know (thank and terminate)

Background Questions

Q5.	(NEW SUBS Only) Immediately before you subscribed to DIRECTV, how did you receive your television programming? Did you have (Read list except “Don’t know” and “Did not have”) (Select all that apply)

1	Cable service
2	Satellite with a different television provider
3	TV service from FiOS (pronounced “Fie-ose”) or U-Verse (pronounced “You Verse”)
4	An antenna
5	Don’t know (do not read)
6	Did not have television service before DIRECTV (do not read)

Q6a.	(NEW SUBS Only who selected Cable [1] or Telephone [3] in Q6) What was the name of the company? (select one; read list only if necessary)

1	AT&T U-verse
2	Bright House (Cable)
3	Cablevision (Cable)
4	Charter (Cable)
5	Comcast (Cable)
6	Cox (Cable)
7	Time Warner (Cable)
8	Verizon FiOS TV
9	“The phone company”
10	Other
11	Don’t know (do not read)
If Q6=’3’, "TV service from a telephone company, for example FiOS (pronounced "Fie-ose") or U-Verse (pronounced "You Verse")" and respondent selects a Cable provider in Q6a, "Earlier you said you received your television programming from a telephone company. This is different from a bundled telephone package from a Cable provider.  Was your previous television provider a Cable company?" Correct Q6 and Q6a response accordingly.

Q6.	(if Q6 = Cable service) Was your cable TV…. (Read list except “Don’t know”) (Select only one)

1	Standard analog cable TV
2	Digital cable TV
3	Don’t know (do not read)

Q8a.
Ask everyone except New Subscribers (e.g., Tenure>60 days) To the best of your knowledge, in the past 6 months, how many times has your DIRECTV service been unavailable for more than 60 minutes at a time?

1	None
2	One time
3	Two times
4	Three times
5	Four times
6	Five times
7	Six or more times

Q8d.
(If Q8a = 1 time or more) or (New Subscribers Tenure<=60 days) In the past 30 days, how many times has your DIRECTV service been unavailable for more than 60 minutes at a time? (do not read list, code below. Suppress codes less than Q8a response)

1	None
2	One time
3	Two times
4	Three times

5	Four times
6	Five times
7	Six or more times

Q8b.	(if Q8d >= punch 2) When your service was unavailable, was it your entire service or just a specific channel or channels?

1	Entire service (skip Q8c)
2	Specific channels
3	Both

Q8c.
(if Q8b >= punch 2) What specific channels have been unavailable? (enter verbatim response; if respondent offers programs, not channels, probe to get channels. If respondent offers channel numbers, ask what networks are associated with the channels (e.g. ABC, ESPN, TLC, Discovery, etc.))

Q8e.
(if Q8b 1 or 3) When you say your entire service was out, which of the following describes the issue you were experiencing? (Rotate order. Read list except “Don’t know” Allow an open-end punch for “Other”) (Select all that apply)

1	Error message appeared on screen
2	Image distortion or pixilation
3	Picture freezes
4	Sound not synchronized with the picture on the screen
5	Receiver rebooted itself
6	Poor weather caused the image quality to become unwatchable
7	(if DVR=yes) Not being able to watch a recorded program
8	(if DVR=yes) Not recording a show properly
9	Completely blank screen, no error message displayed
10	Something else (please explain__________)
11	Don’t know (do not read)

Q8f.	(if DVR=yes and if Q8d >= punch 2) Did these issues occur while you were watching live television or were you watching a show you had recorded to your DVR? (Rotate order, select one response)
1	While watching live TV or
2	While watching recorded programming
3	Don’t know (do not read)

Thank you. For most of the questions that follow, we would like you to respond using a 1 to 10 scale where 1 is Poor, 10 is Excellent.  You may select any number from 1 to 10.

(note: for any rating question, if respondent appears indecisive, volunteer that a “don’t know” response is also acceptable)

KEEP SUBSCRIPTION PROCESS and INSTALLATION SECTIONS FIRST

Subscription Process  &ltR>

<if new subscriber>

Think about when you first subscribed to DIRECTV. Using a scale from 1 to 10 where 1 is Poor, 10 is Excellent, and you may select any number from 1 to 10, please rate DIRECTV on (always ask Q12a, Q12b, Q12c rotated at the end of the series):

Q7.	Clearly explaining the programming packages available

Q10b.	Clearly explaining any additional fees you would pay

Q8.	Clearly explaining the terms of your service contract

Q9.	Clearly explaining what you would pay for your service

Q12b.	Helping you select the DIRECTV equipment and programming that best fits your needs

Q12c.	Answering all of your questions before you signed up

Q10.	The usefulness of the new subscriber materials you received

Installation  &ltR>

<if new subscriber>

Q14a.	Were you at home when your DIRECTV service was installed?

1	Yes
2	No
3	Don’t know

Now, think about your experience with the installation. Using the same scale where 1 is Poor and 10 is Excellent, please rate DIRECTV on:

Q11.	Your ability to schedule an installation appointment at a convenient time

Q12.	The technician showing up on time

Q13.	The professionalism of the technician

Q14.	The technician’s knowledge of the DIRECTV system such as the remote control, channel line-up, and on-screen guide

Q15.	Taking a reasonable amount of time to complete the work

Q16.	The technician spending sufficient time with you to help you understand your DIRECTV system

Q17.	The quality of work done

Q18.	Completing the installation for the expected cost

RANDOMIZE ORDER OF PROGRAMMING THRU UPGRADE COMMUNICATION BLOCKS. HOWEVER, ALWAYS KEEP PROGRAMMING PACKAGES DIRECTLY AFTER PROGRAMMING

Programming  &ltR>

Think about the programming or selection of channels that DIRECTV provides. Using the 1 to 10 scale, please rate DIRECTV on:

Q19.	Offering a choice of channels you want to watch

Q20.	Offering exclusive programming and channels that are not available anywhere else

Q21.	The variety of sports programming and channels available

Q22.	The variety of HD programming and channels available

Q23.	The variety of Pay-Per-View movie options available

Programming Packages  &ltR>

Think about the programming packages offered by DIRECTV ~~(~~A programming package is the group of channels offered by DIRECTV. Some packages are CHOICE, CHOICE XTRA, PLUS DVR, and PREMIER.) Using the 1 to 10 scale, please rate DIRECTV on offering:

Q24.	Programming packages that are easy to understand

Q25.	Enough programming package options to choose from

Q26.	A programming package that is just right for you

Q32a.	A good solution for combining TV, home phone, and internet service all in one package

Ease of Use  &ltR>

Now, think about when you watch television with your DIRECTV equipment. Using the 1 to 10 scale, please rate the ease of:

Q27.	(if applicable) Using the DVR

Q28.	Using the onscreen menus and program guide

Q29.	Customizing the onscreen menus and program guide

Q30.	Using the remote control

Q31.	Getting to the channels you want to watch

Pricing

Think about the price you pay for DIRECTV. Using the 1 to 10 scale, please rate DIRECTV on:

Q32.	Its monthly pricing compared to other cable or satellite providers

Q33.	The reasonableness of the price of your programming package

Q34.	(if tenure >= 365 days) The fairness of annual price increases

Q35.	Clearly communicating what your costs would be after your introductory promotion expired

Q42a.	The monthly pricing for add-on programming or services, such as HD, DVR, premium channels, or sports channels

Q42b.	The pricing for additional equipment, such as set-top boxes or receivers

Reliability  &ltR>

Now, think about the performance of your DIRECTV signal and equipment. Using the 1 to 10 scale, please rate the:

Q36.	Quality of the picture

Q37.	Quality of the sound

Q38.	Reliability of the TV signal

Q39.	Reliability of the equipment

Q51a.	Keeping service outages to a minimum

Upgrade/Repair  &ltR>

Q40.	In the past six months, did DIRECTV come to your home to repair or upgrade your service?

1	Yes, for a repair
2	Yes, for an upgrade
3	Yes, for both a repair and an upgrade
4	No (skip to next section)
5	Refused / Don’t know (skip to next section)

Q52a.	For your most recent upgrade or repair, were you at home when the technician performed the service?

1	Yes
2	No
3	Don’t know

Think about your experience with your most recent upgrade or repair. Using the 1 to 10 scale, please rate DIRECTV on:

Q41.	Your ability to schedule an appointment at a convenient time

Q42.	The technician showing up on time

Q43.	The professionalism of the technician

Q44.	The technician’s knowledge of the DIRECTV system such as the remote control, channel line-up, and on-screen guide

Q45.	Taking a reasonable amount of time to complete the work

Q46.	The technician spending sufficient time with you to help you understand your DIRECTV system

Q47.	The quality of work done

Q48.	Completing the upgrade/repair for the expected cost

Live Phone Customer Service  &ltR>

Q62a.	Ask everyone except New Subscribers (e.g., Tenure>60 days) Have you complained to DIRECTV within the past year?

1	Yes
2	No
3	Don’t know (do not read)

Q62b.	(if Q62a = yes) or (New Subscribers Tenure<=60 days) Have you complained to DIRECTV within the past 30 days?

Q62c.	(if Q62b = yes) What was your complaint about? (Code open-end response from list)

1	Reception/TV signal/Service outage
2	Equipment/TV/DVR
3	Billing/Charges on Bill
4	Programming/Programming Package/specific channel mention
5	In-home service or Technician visit
6	Some other reason (type In open-end response)

Q49.	When was the last time you called DIRECTV customer service to speak with a customer service representative? Was it… (read list except “Don’t know”)

1	Less than one month ago
2	One or two months ago
3	Three to five months ago
4	Six to eleven months ago (skip to next section)
5	Twelve months ago or more (skip to next section)
6	I have never called DIRECTV to speak with a customer service representative (skip to next section)
7	Don’t know (do not read) (skip to next section)

Q50.	On that most recent phone call, what was the primary reason for contacting DIRECTV? Was it… (read list except “Don’t know”) (select only one)

1	A problem with your reception
2	A problem with your equipment
3	To change or upgrade your programming package
4	To change or upgrade your equipment
5	To order a pay-per-view movie or event
6	Questions or comments about programming
7	Problem with your bill
8	To schedule an installation
9	To activate your service
10	Some other reason (specify, enter verbatim response)
11	Don’t know (do not read)

Think about that most recent time you called to speak with a DIRECTV representative. Using the 1 to 10 scale, please rate DIRECTV on:

Q51.	Your ability to get through to a representative

Q52.	The knowledge of the representative about DIRECTV

Q53.	The knowledge of the representative about your account

Q54.	The representative’s ability to fully resolve your issue on that call

Q55.	Explaining things clearly

Q56.	The courtesy of the representative

Q57.	The speed of getting the answer to your question or issue

Q58.	The length of time you were on hold in total

Q59.	The number of times you were transferred to get an issue or question resolved

Q60.	The level of concern shown for your issue or question

Q74b.	The total length of your phone call

IVR &ltR>

Q61.
In the past 6 months, have you used, or tried to use, DIRECTV’s automated telephone service without speaking to a customer service representative? This would be to get your account information, pay your bill, order pay-per-view, change your programming, or solve a technical problem?

1	Yes
2	No (skip to next section)
3	Don’t know (skip to next section)

Thinking about the last time you used DIRECTV’s automated telephone service, and using the 1 to 10 scale, please rate DIRECTV on:

Q62.	Your ease of understanding the voice instructions

Q63.	The system’s ability to recognize your responses

Q64.	The speed of getting the answer to your question or issue

Q80a.	The automated telephone service’s ability to fully resolve your issue on that call

Website  &ltR>

Q65.	When was the last time you visited the DIRECTV website? Was it… (read list except “Don’t know”)

1	Less than one month ago
2	One or two months ago
3	Three to five months ago
4	Six to eleven months ago (skip to next section)
5	Twelve months ago or more (skip to next section)
6	I have never visited the DIRECTV website (skip to next section)
7	Don’t know (do not read) (skip to next section)

Q66.	What was the primary reason for your visit to the DIRECTV website? (Code open-end response from list. Select only one)

1	To pay your bill one time
2	To set up or check your automatic bill payment
3	To view your account balance or billing statements
4	To view your current programming package or details about your equipment
5	To find out about new products or services

6	To change your DIRECTV programming package
7	To check out the DIRECTV schedule
8	To order equipment
9	To order a pay-per-view movie or event
10	To look for technical assistance
13	(if DVR) To program your DVR using DVR Scheduler
14	Information about a rebate

11	Some other reason ( enter verbatim response)
12	Don’t know

Think about DIRECTV’s website. Using the 1 to 10 scale, please rate:

Q67.	The ease of getting the information you needed

Q68.	The clarity of the site layout

Q69.	The speed of getting the answer to your question or issue

Q70.	The number of steps needed to get things done

Communications  &ltR>

Think about the emails, bill inserts, ~~or~~ newsletters, commercials and on-screen messages you currently receive from DIRECTV about your service. Using the 1 to 10 scale, please rate DIRECTV on:

Q71.	Informing you of new products and services

Q72.	Making you aware of features and benefits already available to you

Q73.	Providing advanced notice of changes to your service

Q89a.	Providing information about DIRECTV that is useful to you

Q89b.	The amount of communications you receive from DIRECTV

Q90a.	Is the amount of communications you receive from DIRECTV too much, not enough, or just right? (Select only one)

1	Too much
2	Not enough
3	Just right
4	Don’t know (do not read)

Q90b.	(if Q90a= ‘Not enough’) What type of communications would you like to see more of from DIRECTV? (enter verbatim response) (probe, follow up)

Q90c.	(if Q90a= ‘Too much’) What type of communications would you like to see less of from DIRECTV? (enter verbatim response) (probe, follow up)

Billing  &ltR>

Now, think about the bill you receive for your DIRECTV service. Using the 1 to 10 scale, please rate:

Q74.	The ease of understanding your bill

Q75.	The accuracy of your bill

Q76.	Having a variety of methods to pay your bill

Q93b.	Billing you the amount you expected to pay

Q93c.	Having a sufficient amount of detail on your bill

Upgrade Communications  &ltR>

<if Upgrade=yes in Sample File>

Q93d.	Our records show you recently had an equipment upgrade. Can you confirm that you upgraded your DIRECTV equipment in the past 3 months?

1	Yes
2	No (skip to next section)
3	Don’t know (do not read; skip to next section)

Think about the process of upgrading your DIRECTV equipment. Using a scale from 1 to 10 where 1 is Poor, 10 is Excellent, and you may select any number from 1 to 10, please rate DIRECTV on (rotate Q93e-Q93g):

Q93e.	Clearly explaining any additional fees you would pay

Q93f.	Clearly explaining any changes to your service agreement with DIRECTV

Q93g.	Clearly explaining what you would pay for your service

END BLOCK RANDOMIZATION

Satisfaction

Q77.	Now, please consider all your experiences to date with DIRECTV. Using a 10-point scale where 1 means Very Dissatisfied and 10 means Very Satisfied, how satisfied are you with DIRECTV?

Q78.	Using a 10-point scale where 1 now means Falls Short Of Your Expectations and 10 means Exceeds Your Expectations, to what extent has DIRECTV fallen short of or exceeded your expectations?

Q79.
Now, think about an ideal cable or satellite television service. Using a 10-point scale where 1 means Not Very Close To The Ideal, and 10 means Very Close To The Ideal, how well do you think DIRECTV compares with that ideal cable or satellite television service?

Note: For Q97/97a, if respondent qualifies for both, randomly route to one or the other; do not ask both Q97 and Q97a of any respondent.

Q80.	(if ideal satisfaction <=6) What would DIRECTV need to do to be closer to that ideal provider? (enter verbatim response) (probe, follow up)

Q97a.	(if expectations satisfaction <=6) In what ways has DIRECTV fallen short of your expectations? (enter verbatim response) (probe, follow up)

Outcome Measures

On a scale from 1 to 10 where 1 means Not at All Likely and 10 means Very Likely, please indicate how likely you are to…

Q81.	Continue to subscribe to DIRECTV twelve months from now

Q82.	Recommend DIRECTV to friends or family

Q83.	Switch to a competing provider if they offered the same programming at a 10% discount from what you pay with DIRECTV

Q84.	In the past 12 months, have you recommended DIRECTV to anyone?
1	Yes
2	No
3	Don’t know

Image  &ltR>

Using the 1 to 10 scale where 1 is Poor and 10 is Excellent, please rate DIRECTV on:

Q85.	Offering the latest technology

Q86.	Being honest and straightforward

Q87.	Always delivering on what they promise

Q88.	Treating all customers fairly

Q89.	Rewarding loyal customers

Q90.	Making you feel like a valued customer

Q109c.
Ask everyone except New Subscribers (e.g., Tenure>60 days) In the past 3 months, have you found any errors with your bill? (Ask New Subscribers Tenure<= 60 days) Have you found any errors with your bill?

1	Yes
2	No
3	Don’t know

Loyal Customer Program Member Series

Q110a. (if ‘loyal program member’  from Overall sample file) Now I’d like to ask you a few questions about communications you may have received from DIRECTV in the past several months.  Did you get a letter from DIRECTV recognizing you as a loyal customer?

1	Yes
2	No (skip to Q110h)
3	Don’t know (skip to Q110h)

Q110b. Did you contact DIRECTV to update your contact information as described in this letter?

1	Yes
2	No
3	Don’t know

(Ask Q110c thru Q110e of ‘loyal program member’ and ‘yes’ to Q110a) For the next questions, please use the 1 to 10 scale where 1 is Poor and 10 is Excellent.  Please rate DIRECTV’s Loyal Customers program on (Randomize Q110c thru Q110e):

Q110f.  Using a 10-point scale where 1 means Very Dissatisfied and 10 means Very Satisfied, how satisfied are you with DIRECTV’s Loyal Customers program?

Q110s.	To your knowledge, are you currently under a contract with DIRECTV where you’d have to pay a fee if you cancelled your service early?

1	Yes
2	No (skip to Q111a)
3	Don’t know (do not read; skip to Q111a)

Q110t.	(if Q110s ‘under contract’ is ‘yes’) How many months do you have remaining on your contract? (type in response)

Demographics and Additional Background

We’re almost done. I’d like to ask you a few questions about your household.

Q111a.  In what year were you born? ____  (type in number. Must be< than 1992, ‘9999’ refused/DK)

Q113a.   How many children under 18 years old live in your household? ____  (type in number between 1-10, ‘99’ refused/DK)

Q91.	Do you own a home or rent one?

1	Own
2	Rent
3	Refused/Don’t know

Q92.	Which of the following best describes your current residence? (Read list) (Select only one)

1	Single family home
2	Multiple family home such as a duplex or triplex
3	Townhouse
4	Condominium
5	Apartment
6	Mobile home
7	Some other type of home

Q93.	What is your current employment status? Are you… (Read list except “Refused/Don’t know”) (Select only one)

1	Employed full time
2	Employed part time
3	Homemaker
4	Retired
5	Student
6	Not currently employed
7	Other
8	Refused/Don’t know (do not read)

Q94.	What is the last level of education you completed? (Read list except “Refused/Don’t know”)
(Select only one)

1	Less than high school graduate
2	High school graduate
3	Some college
4	Associate degree
5	College graduate
6	Post graduate work or degree
7	Refused/Don’t know (do not read)

Q118a.	How many working TVs do you have in your household? ____ (type in number, do not accept range. Must be between 1-20. Use ‘99’ refused/DK)

Q118b.	How many of these TVs are connected to DIRECTV ____ (type in number, do not accept range. Must be <= to Q118a value. Use ‘99’ refused/DK)

Q118c.	How many HDTV’s do you have in your household? ____ (type in number, do not accept range. Must be <= to Q118a value. Use ‘99’ refused/DK)

Q118c1. Do you have a personal computer in your home?

1	Yes
2	No
3	Refused/Don’t know (do not read)

Q118d.   Do you have access to the Internet in your home?

1	Yes
2	No
3	Refused/Don’t know (do not read)

Q118e.	(If Q118d Internet Access=yes) What type of Internet access do you have at home? Do you have…? (Read list. Select all that apply)

1	A dial-up modem
2	A DSL line
3	A cable modem
4	A satellite connection
5	Other
6	Don’t know (do not read)

Q118f. Which of the following do you have at home? (select all that apply)

1	Landline home phone
2	Cell phone or mobile phone

3	Neither (do not read)
4	Don’t know (do not read)

Q95.	Please stop me when I read that category that best describes your total annual household income before taxes (Read list except “Refused/Don’t know”) (Select only one)

1	Less than $20,000
2	$20,000 but less than $30,000
3	$30,000 but less than $40,000
4	$40,000 but less than $50,000
5	$50,000 but less than $60,000
6	$60,000 but less than $75,000
7	$75,000 but less than $100,000
8	$100,000 but less than $125,000
9	$125,000 but less than $150,000
10	$150,000 or more
11	Refused/Don’t know (do not read)

Q119c.
Would you be comfortable if a representative from DIRECTV contacted you about some of the issues discussed during this survey? (if needed: No one will try to sell you anything, and saying yes does not mean that you are guaranteed to be contacted. If you say no your responses will remain completely anonymous)

1	Yes
2	No
3	Don’t know (do not read)

Close

Q96.	Thank you for all of your time. Tell me, is there anything DIRECTV could do to better serve you? (code ‘no/none comments, else enter verbatim response and probe, follow-up)

Those are all the questions we have. Thank you for your participation!

SCHEDULE 5.5-B
PERFORMANCE REPORT
MDU Operating Service Level Agreements
Performance Report
Date:
Metric	Result
Field Operating Metrics:
Average Time to Close Installs	_________ days
Average Time to Close Upgrades	_________ days
Average Time to Close Disconnect	_________ days
Average Time to Close Re-Connect	_________ days
Average Time to Close Service Calls
Whole Property Outage	_________hours
Individual Unit Outage	_________ days
Service on Service within 90 Days	_________%
Service on Service within 9 Days	_________%

Call Center Metrics:
Calls Answered	_________% within * * *
Abandon Rate	_________%

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 5.7
TELEMARKETING POLICY

DIRECTV, INC. “POLICY STATEMENT”

Statement for Independent Retailers Regarding DIRECTV’s Policies
Relating to Telemarketing, Internet Marketing, and Home Solicitation

Today’s technology provides a variety of methods for marketing to consumers, many of which may be used effectively to produce sales. However, several of these methods present particular risks and concerns which are the subject of this Policy Statement.  In addition, virtually every method of marketing is subjected to a variety of state and federal laws - ranging from laws protecting consumers from unfair and deceptive practices to home solicitation laws.  A general overview of these types of laws is also provided; however, it is your responsibility to determine which specific laws are applicable to your activities.  Please review this Policy Statement carefully.    You are expected to know and comply with all marketing laws applicable to your activities.

The retailer agreement, or “Sales Agency” agreement (the “Agreement”) you have with DIRECTV creates an independent contractor relationship due to the fact that DIRECTV does not have control over how you run your business.   However, your Agreement requires that you conduct your activities in a manner that will not impugn DIRECTV’s reputation and goodwill, and that you comply with all applicable laws and DIRECTV policies.

DIRECTV’s policy is to adhere to all laws relating to marketing activities. Each retailer is responsible for making sure that its own marketing activities conform to the law. The purpose of this Policy Statement is to alert you to the existence of certain types of marketing laws and DIRECTV’s policies in regards to certain marketing activities.  You must take all steps necessary to tailor your marketing efforts to conform to the law and DIRECTV’s policies.  DIRECTV maintains the right to immediately terminate its Agreement with any retailer that DIRECTV believes, in its sole discretion, may have breached the Agreement, violated DIRECTV’s policies, or otherwise engaged in illegal, objectionable, inappropriate, or otherwise forbidden marketing activities.   DIRECTV will also immediately terminate the Agreement of any retailer found to have made misrepresentations to DIRECTV about its marketing activities.

The information provided in this Policy Statement is in summary form only and is not intended to provide legal advice or counsel. Legal requirements differ from jurisdiction to jurisdiction, and are constantly evolving. Therefore, it is imperative that you consult your legal counsel for full details on the requirements of all applicable marketing laws and regulations before undertaking any marketing campaign.

I.	Telemarketing

The federal Telephone Consumer Protection Act, 47 U.S.C. § 227 et. seq., (“TCPA”) places restrictions on the use of telephone equipment to market or promote products and services. Numerous states have adopted statutes modeled after or more restrictive than the TCPA, each with its own penalty scheme. Another related and significant regulatory regime in this area is the Telemarketing and Consumer Fraud Prevention Act, 15 U.S.C. § 6101 et. seq., as implemented by the Federal Trade Commission in the Telemarketing Sales Rule, 16 CFR Part 310 (“TSR”).  In 2003, the FTC and FCC established and began enforcement of a National Do Not Call Registry.  Many states also have their own Do Not Call Registries, as well as telemarketer registration and bonding  requirements.  In many instances these state laws apply to all forms of outbound and inbound telemarketing

The potential penalties for violating these laws are serious. For example, the government can impose $16,000.00 in penalties “for each such violation” of the TCPA or the Telemarketing Sales Rule.  In addition, under the TCPA, consumers can bring private rights of action to seek the greater of actual damages or $500, which can be trebled to $1500 by the Court if the conduct is deemed willful.  Because of the myriad of laws making compliance difficult, as well as the penalties and loss of reputation and goodwill associated with non-compliance, DIRECTV does not provide discretionary marketing funds for use in connection with outbound telemarketing solicitations.

 Following are DIRECTV’s specific policies and guidelines regarding particular forms of outbound telemarketing:

A.	Facsimile advertising.

Facsimile advertising is a form of outbound telemarketing solicitation that is expressly disapproved of for ANY use in advertising “DIRECTV” branded products and services.  In addition, it is considered a violation of this Policy Statement for any independent retailer to use facsimile advertising in connection with Dish Network or any “satellite television” product if such advertisement is likely to lead to consumer confusion and the mistaken belief that such advertising relates to DIRECTV-brand products or services.

B.	Pre-recorded messages.

Pre-recorded message advertising is also a form of outbound telemarketing solicitation that is expressly disapproved of for ANY use in advertising “DIRECTV” branded products and services.  In addition, it is considered a violation of this Policy Statement for any independent retailer to use pre-recorded message advertising in connection with Dish Network or any “satellite television” product if such advertisement is likely to lead to consumer confusion and the mistaken belief that such advertising relates to DIRECTV-brand products or services.

C.	Text messages.

Several courts have determined that text messages are legally the same as phone calls or pre-recorded messages.  Therefore, text message advertising is also a form of outbound telemarketing solicitation that is expressly disapproved of for ANY use in advertising “DIRECTV” branded products and services.  In addition, it is considered a violation of this Policy Statement for any independent retailer to use text message advertising in connection with Dish Network or any “satellite television” product if such advertisement is likely to lead to consumer confusion and the mistaken belief that such advertising relates to DIRECTV-brand products or services.

D.	Outbound unsolicited telephone calls by live operators (“cold calling”).

Using live operators to place unsolicited (no applicable existing business relationship) outbound telemarketing calls, sometimes also referred to as “cold calls,” is expressly disapproved of for ANY use in advertising “DIRECTV” branded products and services.  In addition, it is considered a violation of this Policy Statement for any independent retailer to place such calls in connection with Dish Network or any “satellite television” product if such advertisement is likely to lead to consumer confusion and the mistaken belief that such advertising relates to DIRECTV-brand products or services.

E.           Returning Calls to Prospective Customers who have made a “qualified” inquiry, and calls to existing customers

i.       Inquiries from prospective customers.  Retailers may generally make or return telephone calls to prospective customers who initiate contact with them to inquire about DIRECTV products and services, notwithstanding the consumer’s registration in the federal Do Not Call registry or similar state registries.  Current federal law permits an outbound telemarketing call to a consumer if the consumer has made an inquiry within the past 90 days regarding a product or service offered by the retailer, unless the consumer has previously asked to be placed on the retailer’s internal Do Not Call list.  State laws may impose more restrictive time frames, require registration and/or bonding requirements or even prohibit return calls to consumers on their state Do Not Call registries altogether, so obtaining advice of counsel regarding the laws in the jurisdictions within which you plan to operate is imperative.

You must have a written Do Not Call policy, train your operators on the policy, enforce  compliance with the policy, provide it upon a consumer request, and timely honor all requests to be placed on your internal Do Not Call list.  You must scrub against your internal list (and more restrictive state lists) before making return calls to consumers who have made an inquiry.

Typically, in order to qualify for an “inquiry” exemption to Do-Not-Call registries, the inquiry by the consumer must be made to you, the actual retailer, and not to a third party marketer or lead generator (unless that generator clearly and conspicuously identifies you and that it is acting on your behalf).  The inquiry must also be specific to DIRECTV products or services, not simply, for example, a general consent to receive more information about “electronic products” or “satellite systems.”

DIRECTV’s policy requires that return calls be made by a live operator – no pre-recorded messages, including “Press 1” or other approaches should be used.  Any other method could result in violation of the law.

In addition, the TCPA generally prohibits calls to cell phones unless the consumer has provided consent.  Therefore, special steps should be taken to avoid violations related to cell phones.  First, no return calls should be made to cell phones that have simply been “captured” through a caller ID or other system.  Return calls should only be placed to consumers who talked to an agent, but the sale was not closed.  Second, when agents talk to consumers who placed an inbound call on a cell phone and the conversation ends as “no sale” but has not been dispositioned as DNC, agents should obtain consent to call the cell phone back (e.g., “may I call you back at this number?” and/or “is there another number I can call?”).  If the consumer says no or refuses to provide a different number, the call should be dispositioned as DNC and the caller can be thanked and told to call back if they need more information about DIRECTV service or change their mind about subscribing.  If the agent is unable to ask for consent (e.g., the caller hangs up or the call drops), the call should likewise be dispositioned as DNC.  Third, where consent has been given to return a call to a cell phone, calls should not be placed through a predictive dialer.

There are several key aspects to remember when claiming “inquiry” call exemptions to the TSR or state laws:

•
Time frames in which calls can be returned must be strictly obeyed, both in terms of overall call return period (as noted, federal law permits return calls within 90 days of inquiry, but state laws may be more restrictive) and hour, day of week  and holiday restrictions (e.g., no calls before 8 AM or on holidays).  In addition, some states impose registration and bonding requirements for all types of telemarketing calls, including calls to consumers who have made an inquiry.  You must consult with legal counsel to ensure compliance in every state to which you return calls to inquiring consumers.

•
Consumer inquiries to third parties do not create an exemption unless, in the process of obtaining the lead, the affiliate clearly and conspicuously discloses that the consumer will receive a call from you, the actual retailer/seller.

•
That is true even as to subsidiaries and affiliated companies.  Consumer inquiries to your subsidiary or affiliate do not provide you an exemption to call the consumer back, unless, the consumer would reasonably expect you to respond to the inquiry.  Vice versa is true as well.  Your subsidiaries and affiliates cannot return calls to consumers who make an inquiry to you, unless, the consumer would reasonably expect the subsidiary or affiliate to call.  And finally, such permissible return calls must involve the product the consumer originally inquired about.

•
Remember: DIRECTV’s approval is required if you plan on using a third party to generate leads, and under no circumstance should you call a consumer whose name and phone number was provided by a lead generator unless the consumer is aware of your identity and you can prove the consumer consented to receiving a call from you, as the actual retailer/seller, about DIRECTV products or services.

•
The burden is on you to maintain records and documents to “prove that an inquiry was made by the consumer.”   This is not only a DIRECTV policy requirement, but a legal requirement.   You should never place a return call to a consumer unless you have proof that the consumer made an inquiry and consented to receiving calls from you.  You must provide such proof upon the request of DIRECTV or any regulatory enforcement agency.

ii.           Calls made to a consumer where there is an existing prior business relationship which includes a financial transaction.  Under federal law, you may also call consumers who have engaged in a financial transaction with you within the past 18 months prior to the telemarketing call.  Again, however, some states may have stricter laws and it is incumbent upon you to consult with counsel to ensure compliance in every jurisdiction in which you plan to make such calls.   Further, as with the consumer inquiry exemption described above, the following restrictions apply:

•	This exemption does not apply if the consumer has asked to be placed on your internal Do Not Call list.

•	This exemption does not apply to your affiliates or subsidiaries, as described above.

•
The burden is on you to maintain documents and records in order to establish that the exemption exists.  These documents proving the relationship must be produced upon the request of DIRECTV or any regulatory enforcement agency.

•	State laws may be more restrictive, so you must consult with local counsel to determine whether or not existing business relationship telemarketing calls can be made to consumers in particular states.

F.           General Telemarketing Requirements

In addition to the national database Do Not Call provisions, the Telemarketing Sales Rule also sets forth significant requirements which must be complied with when engaging in any type of telemarketing (including calls made in response to a consumer’s inquiry or to customers with whom you have an existing business relationship).  Similar requirements also exist at the state level.  At a minimum, independent retailers engaging in any type of telemarketing sales call must comply with the following requirements:

•
Immediate disclosure.  You must immediately and promptly disclose at the beginning of the call your identity, the purpose of the call, the nature of products being sold and certain disclosures concerning prize promotion or sweepstakes.

•	Calling time restrictions – you can generally only make calls between 8:00 a.m. and 9:00 p.m. in the consumer’s time zone. Some states have more restrictive time restrictions.

•
Maintenance of internal Do Not Call policies – all retailers who call consumers  must maintain a written Do Not Call policy, train all employees about that policy and police for compliance.  Further, upon request, a copy of the written policy must be sent to any consumer requesting the same.  Lastly, you must maintain and scrub against your  internal Do Not Call list and place consumers on that list immediately after receiving the request.

•
Additional disclosures.  Prior to the conclusion of the call, you must disclose the total cost including shipping and handling charges of any product purchased, all material conditions of the sale including any material limitations on free equipment or installation offers (such as any DIRECTV requirement to maintain a certain level of service for a specified period of time) and certain additional disclosures regarding any prize promotions.

•
Record Keeping Requirements.  In addition to maintaining records concerning any claimed exemption from a Do Not Call registry, you are also required to maintain other records concerning the telemarketing sale of products or services, including copies of all advertisements and promotional materials, sales and prize records, and certain contact information concerning telemarketing employees.

•
Bonding and Registration Requirements:  Some states require telemarketers to be registered and/or provide a bond.  You must consult with counsel to determine whether or not these requirements are triggered by your intended activities.

•	Miscellaneous requirements: you may not engage in threats of intimidation, repetitive and annoying calls, or make false and misleading statements.

II.	No Third Party Solicitors/Marketing Agents

Your Agreement with DIRECTV does not allow the use of third parties to solicit sales absent express written approval of DIRECTV.   Approval must be given by both the Regional Vice President/Senior Director and Senior Vice President – Sales.  No other employee is authorized to provide approval, written or otherwise.   Thus, you are not authorized to use any agent, independent contractor or any other third party to conduct marketing campaigns as addressed in this Policy Statement.  In the event that DIRECTV suspects you are using a third party to telemarket, email, conduct home solicitations, or any other similar form of marketing, DIRECTV may immediately terminate your Agreement.

III.	Internet Marketing
A.  E-Mail

A federal law (The Can Spam Act), effective January 1, 2004, places numerous restrictions on e-mail marketing messages that companies may send to users.  The Can Spam Act creates tough penalties such as criminal sanctions with up to 5-year jail sentences and fines including statutory damages of up to $2 million per incident (trebled to $6 million for knowing violations).  The law prohibits deceptive practices that mislead consumers, such as using misleading subject lines or headers, masking the marketer’s identity in the reply address, or falsifying registration information.   This federal law pre-empts most state laws related to e-mail regulation, but you need to check with counsel to ensure no additional state requirements apply.

DIRECTV does not engage in nor does it condone illegal e-mail marketing, sometimes referred to as “spamming.”  Accordingly, DIRECTV will not tolerate spamming from independent retailers. Your Agreement requires you to comply with all applicable laws, and also requires that in all of your activities as an independent contractor for DIRECTV, as well as in your separate equipment business, you engage in no practice which impugns DIRECTV’s commercial reputation and goodwill. Spamming not only may result in the violation of laws, but also reflects poorly on the DIRECTV-brand name.

If you choose to market via e-mail, you are responsible for adopting and adhering to policies and procedures that will prevent illegal spamming. You need to speak with your legal counsel to ensure compliance with the law, but at a minimum, your policies should address the following: E-mail messages containing advertisements are required to include a clear and conspicuous identification that the message is an advertisement or solicitation.  Further, the law prohibits misleading practices such as using misleading subject lines or headers, masking the marketer’s identity in the reply address, or falsifying registration information.  Messages must also include a clear and conspicuous notice that recipients can “opt-out” of receiving future messages, and the message itself must include an immediate opt-out mechanism – either a functioning return address or an automated opt-out method.  The opt-out mechanism must work for at least 30 days after the e-mail was sent.  The sender has 10 days to remove an opt-out from its marketing list.  Messages must further contain a valid physical postal address.  Harvesting of e-mail addresses on the Internet or randomly generating electronic mail addresses by computer is strictly prohibited.  Harvesting activities constitute aggravated violations which may result in trebled fines.

Some prohibitions (not any related to deceptive practices) may not apply if the advertiser has the recipient’s express affirmative consent to receive e-mail advertisements.  However,  consent can only be demonstrated where the recipient expressly consented to receive e-mail advertisements from that advertiser either in response to a clear and conspicuous request for consent or at the recipient's own initiative. Finally, e-mail messages sent to facilitate, complete or confirm a commercial transaction are exempt.  This includes messages that reflect account statements, change of status or terms, product updates and upgrades, warranty information, safety or security information, subscriptions, memberships and other similar commercial relationships. However, this exemption does not provide marketers with a broad “existing business relationship” exemption.  Thus, before undertaking any campaign, you should consult with your legal counsel to ensure compliance with all new developments in the law.

DIRECTV expects you to keep, maintain and utilize the required “opt-out” list to prevent sending messages to consumers who have expressed a desire not to be contacted via e-mail.  You must have in place, and train all employees involved in this marketing activity on, written policies and procedures to ensure that all requests – including any that may be made to your postal address – are timely addressed and honored.   These written policies and procedures must be made available to DIRECTV upon request.

To the extent you claim exemption from the law due to affirmative consent or completion or confirmation of a commercial transaction, you must preserve and maintain proof of such exemption status.  Such proof must be made available to DIRECTV upon request.

Failure to comply or produce materials to DIRECTV upon its request may result in termination of your Agreement.

B.	Banner Ads and Other Website Marketing

State, federal, and foreign laws generally related to advertising apply in both the online and off-line environments. Accordingly, when using or operating banner ads or otherwise advertising on websites or through other Internet channels, you should consult with your legal counsel to ensure compliance with all such laws. This includes ensuring that the content of any banner ads or other advertisements contain no misrepresentations or misleading statements about DIRECTV-branded products or services, and that all material information is clearly and conspicuously disclosed to consumers, including a clear and conspicuous disclosure in close proximity to any offer of the material limitations and requirements associated with such offer.

Your legal counsel can provide information and advice about other required disclosures in the on-line environment, but at a minimum, your on-line marketing should clearly and conspicuously provide your identity and contact information (to avoid confusion that the advertising was placed by DIRECTV), the nature of the products and services being offered, and the types of information (including personally identifiable information) that you collect from and about consumers.

With regard to the collection of information, you should be certain to disclose the types of information collected passively from the consumer, such as through cookies, Internet Protocol (“IP”) addresses, web bugs, and other passive collection devices. Independent retailers should also fully disclose to consumers information about any third parties that help support, or otherwise obtain information from, the independent retailer’s Internet marketing activities (such as DoubleClick, Coremetrics, etc.).  You should realize that the failure to fully disclose and otherwise properly handle information collection, use, and disclosure might violate any number of applicable state, federal, and/or foreign consumer protection and privacy laws. DIRECTV has the right to immediately terminate its Agreement with any independent retailer that DIRECTV believes might have engaged in illegal or inappropriate banner or other website advertising.

Independent retailers must also comply with all applicable laws and intellectual property rights when using search engines and search engine listings.  In particular, independent retailers must observe all such laws and rights protecting DIRECTV’s company name, logos and/or trademarks.  Independent retailers must not use DIRECTV’s marks in their web addresses or metatags, and must identify themselves as independent retailers that sell DIRECTV-branded products.

Finally, it is important to note that internet marketing cannot be used to generate consumer “inquiries” for subsequent telemarketing activities unless the  e-mail, web-form, etc., clearly and conspicuously identifies your business and you obtain the consumer’s demonstrable consent to receive a follow-up telephone call from you about DIRECTV products or services.  For more information on this topic, see Section III.D on Telemarketing below.

IV.	Cooling-Off Laws

Federal, state and local jurisdictional laws govern the sale of goods or services at a consumer’s place of residence.  Under the FTC Rule, 17 CFR 429, a buyer in a home solicitation sale must be given a “cooling off” period which consists of three business days during which he or she may cancel an agreement without obligation. The seller may not collect or retain any cancellation fee.  The Federal Rule defines a door-to-door sale as the sale of consumer goods or services in which seller or his representative solicits the sale (including those in response to buyer invitation) and the buyer’s agreement or offer to purchase is made at a place other than the seller’s place of business.   Many states have similar statutes which address sales that result from direct contact by the supplier at a place other than the seller’s place of business.  It is important to note that several state home solicitation statutes also apply to sales that are conducted through telemarketing activities.  Various local ordinances also apply to such sales activities.

If you are conducting sales of goods or services which fall under these criteria, you should consult your legal counsel before undertaking any home solicitation marketing activities.  At a minimum, in order to comply with the FTC Rule, state statutes and local ordinances, you must provide the buyers with all required documents and information.  You should use a signed agreement or offer to purchase form that is signed by the buyer. This form should include a statement regarding the buyer’s right to cancel.  Several states also require that the seller provide a Notice of Cancellation form that the buyer can complete and submit to the seller in the event he wishes to cancel the contract.  One example of these forms is provided below; however, you must consult your legal counsel to ensure compliance with varied federal, state and local laws:

BUYER’S RIGHT TO CANCEL
You, the buyer, may cancel this transaction at any time prior to midnight of the third business day after the date of this transaction.  See the attached notice of cancellation form for an explanation of this right.

NOTICE OF CANCELLATION
(Date)

You may CANCEL this transaction, without any Penalty or Obligation, within THREE BUSINESS DAYS from the above date.

If you cancel, any property traded in, any payments made by you under the contract or sale, and any negotiable instrument executed by you will be returned within TEN BUSINESS DAYS following receipt by the seller of your cancellation notice, and any security interest arising out of the transaction will be cancelled.

If you cancel, you must make available to the seller at your residence, in substantially as good condition as when received, any goods delivered to you under this contract or sale, or you may, if you wish, comply with the instructions of the seller regarding the return shipment of the goods at the seller’s expense and risk.

If you do make the goods available to the seller and the seller does not pick them up within 20 days of the date of your Notice of Cancellation, you may retain or dispose of the goods without any further obligation.  If you fail to make the goods available to the seller, or if you agree to return the goods to the seller and fail to do so, then you remain liable for performance of all obligations under the contract.

To cancel this transaction, mail or deliver a signed and dated copy of this Cancellation Notice or any other written notice, or send a telegram, to [Name of Seller], at [address of seller’s place of business] NOT LATER THAN MIDNIGHT OF [date].

I HEREBY CANCEL THIS TRANSACTION. (Date) ___________
Buyer’s Signature______________________

V.	Complaints

If DIRECTV receives any individual complaints regarding your telemarketing practices, Internet Marketing, home solicitation practices, or any other related matter, we will forward such complaints to your attention. We require that you respond appropriately and in a timely fashion to the individuals concerned. We also require that you forward to DIRECTV a complete copy of your response and all related documents, records, and/or correspondence. With respect to any complaints that you receive directly from individuals about your practices, we expect that you will respond appropriately and in a timely fashion. We also expect that, upon our request, you will provide us with access to the individual complaints you have received, as well as a complete copy of your response and all related documents, records, and/or correspondence.

In the event that you receive an inquiry or complaint from a regulatory or government authority, we require you to immediately forward the complaint to us, along with all related documents, records, and correspondence, and a written explanation of what occurred. We also expect that you will allow us to participate in the response to any such government inquiry or investigation, to the extent that we wish to participate.

* * * * * *

While telemarketing, Internet marketing, and home solicitation may be effective means of reaching consumers, these marketing activities are fraught with difficulties. The risks involved may in fact exceed the potential benefits. The costs associated with defending against even frivolous claims can be enormous. Thus, please proceed responsibly and in accordance with DIRECTV’s policies as stated herein, and only after consultation with your legal counsel. Finally, as with any other form of advertising, you must ensure that your advertisements: (1) properly identify your company as the source; (2) comply with all applicable advertising laws and regulations, and are truthful and not misleading; (3) comply with DIRECTV’s Style and Usage Guide, if you intend to include a DIRECTV brand logo; and (4) comply with DIRECTV’s then-applicable national offers. Keep in mind that advertising text submitted to DIRECTV for brand and national offer review, and potentially for co-op payment, is not endorsed or approved by DIRECTV as compliant with all potentially applicable laws, and that DIRECTV does not approve, make recommendations or determine what medium you use for advertising. Only you can take the step necessary to ensure that your marketing efforts comply with all applicable laws.

Thank you in advance for your attention to these matters and for your responsible promotion of DIRECTV-brand DBS Products and Service in a positive and lawful manner.

 SCHEDULE 6.1
COMPENSATION

* * * and * * *

DIRECTV shall pay to Operator the following * * * on the terms and conditions in the Agreement and as described below:

DIRECTV wishes for Operator to have the option and for Operator to provide its System Operators with the * * * a (i) * * * and * * * or (ii) * * * a * * *.  * * * will be * * * with * * * with * * * to be * * * for the* * * and * * * to be * * * for the * * * and * * * will * * * to * * * it * * * on an * * * for those * * * without the * * * of a * * *.  * * * will * * * the * * * to * * * to * * * on a * * * by * * * for * * *.  For * * * by * * * without the * * * the * * * by * * * and * * * the * * * through the * * * for the * * *.  * * * will * * * to * * * for the * * * at a * * *.  For those * * * by a System Operator, System Operators * * * with * * * enters into a system operator agreement with Operator (or amendment documenting the compensation model herein) and * * * DIRECTV with * * * acquired by the * * *.   A System Operator * * * and Operator * * * to * * * the * * * at a later time.  If Operator * * * to * * * for a * * *, the * * * will be deemed to have * * *.

* * *	* * *
THIS * * * IS RELATED TO THE * * *
	DIRECTV SERVICE	* * *	* * *
	DTH Programming Package	* * *	* * *
	A la Carte Programming Packages added to DTH Programming Packages	* * *	* * *
	Digital Bulk Programming Package	* * *	* * *
	Analog Bulk Programming Package	* * *	* * *
	Analog Bulk Digital Tier Upgrade Package	* * *	* * *
	A la Carte Programming Packages added to Digital Bulk or Digital Tier Upgrade Packages	* * *	* * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

* * *	* * * and * * *
THIS * * * IS RELATED TO THE * * * AND * * *
	DIRECTV SERVICE	* * *	* * *
	DTH Programming Package	* * *	* * *
	A la Carte Programming Packages added to DTH Programming Packages	* * *	* * *
	Digital Bulk Programming Package	* * *	* * *
	Analog Bulk Programming Package	* * *	* * *
	Analog Bulk Digital Tier Upgrade Package	* * *	* * *
	A la Carte Programming Packages added to Digital Bulk or Digital Tier Upgrade Packages	* * *	* * *

* * *
* * * *.  DIRECTV shall pay Operator * * * in the amount set forth in the schedule above for each * * * (the “* * *”). * * * will never * * * if * * * at a * * *.

“* * *” shall mean the * * * of * * * subscribing to a * * * at a specific Operator-Acquired Property during the month * * * the * * * subscribing to a * * * at the * * * for * * * (such * * * shall be the “* * *”).

By way of example only, if Operator has * * * subscribing to a * * * in * * * subscribing to a * * * in * * *, and * * * subscribing to a * * * in * * *, the * * * for * * * would be * * * but the * * * for month * * * would be * * * because such * * * did not * * * (or the * * *) subscribing to a * * * which was the * * * of * * * subscribing to a * * * in * * *.  In such example, * * * would * * * a * * * for * * *.
* * *
** * * *.  * * * shall * * * a * * * in the * * * set forth in the * * * for each * * * (the “* * *”). * * * will * * * the number if * * * for the * * * at a * * *.

“* * *” shall mean the * * * of * * * subscribing to a * * * at a * * * during the month * * * the * * * of * * * to a * * * at the * * * for any * * * (such * * * shall be the “* * *”).

By way of example only, if Operator has * * * subscribing to a * * * in * * * subscribing to a * * * in * * *, and * * * subscribing to a * * * in * * *, the * * * for * * * would be * * * but the * * * for * * * would be * * * because such * * * did not * * * (or the * * *)  subscribing to a * * * which was the * * * subscribing to a * * * in * * *.  In such example, * * * would not receive a * * * for * * *.

* * *
*** * * *.  * * * shall * * * a * * * in the * * * set forth in the schedule above for each * * *.  * * * will * * * the * * * if * * * billed for the * * * at an * * *.

“* * *” shall mean the * * * of * * * subscribing to a * * * at a * * * during the * * * the * * * of * * * subscribing to a * * * at the * * * for * * * (such * * * shall be the “* * *”).

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

By way of example only, if * * * has * * * subscribing to a * * * in * * *, * * * subscribing to a * * * in * * *, and * * * subscribing to a * * * in * * *, the * * * for * * * would be * * * but the * * * for month * * * would be * * * because such * * * did * * * (or the * * *) subscribing to an * * * which was the * * * of * * * subscribing to a * * * in * * *.  In such example, * * * would not receive a * * * for * * *.

* * * and * * *
* * * will * * * be * * * on * * * of * * *. If Operator transitions a * * * or * * * to an * * * covered by this * * *  or renews an * * *, on the * * * of * * * or * * * DIRECTV will establish the * * * based on the * * * of * * * at the * * * prior to the * * * or * * *.

Property * * *

If Operator is eligible for an * * * (in accordance with the Agreement and Schedule 2.2), DIRECTV approves a Right of Entry as an Approved ROE and Operator installs a Signal Distribution System approved by DIRECTV, upon Operator activating DIRECTV Subscribers through the Signal Distribution System, DIRECTV will pay Operator a one-time * * * for such Operator-Acquired Property based on the type and length of the Right of Entry and the number of Inhabitable Units, as follows*:

Right of Entry	* * * Per Inhabitable Unit	* * * for each Inhabitable Unit under a 5 Year ROE	* * * for each Inhabitable Unit under a 7 Year ROE	* * * for each Inhabitable Unit under a 10 Year or Longer ROE
Bulk Agreement	* * *	* * *	* * *	* * *
Exclusive Access/Marketing Agreement	* * *	* * *	* * *	* * *
Exclusive Marketing Agreement	* * *	* * *	* * *	* * *
Exclusive Satellite Agreement	* * *	* * *	* * *	* * *
*Note: Not payable on class C or lower class MDU Properties.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

For purposes of Schedule, (i) a Right of Entry that grants Operator the sole and exclusive right to provide bulk television programming services and a commitment by the ROE Grantor to subscribe to DIRECTV Service for the length of the Right of Entry shall be considered a “Bulk Agreement” (i) a Right of Entry that grants Operator the sole and exclusive right to access the MDU Property for the purpose of providing television programming services and the sole and exclusive authority to promote, market and solicit orders for television programming services shall be considered an “Exclusive Access/Marketing Agreement”, (ii) a Right of Entry that grants Operator the sole and exclusive authority to promote, market and solicit orders for television programming services and the sole and exclusive right to provide satellite delivered video programming through a centralized distribution system shall be considered an “Exclusive Marketing Agreement”, (iii) a Right of Entry that grants DIRECTV the non-exclusive authority to promote, market and solicit orders for television programming services and the sole and exclusive right to provide satellite delivered video programming through a centralized distribution system shall be considered shall be considered an “Exclusive Satellite Agreement.”

Operator will not receive an * * * for a Right of Entry that is with an MDU Property that is * * * or that has less than a * * *, and Operator will not receive an * * * for a Right of Entry renewal that is renewed * * * to the expiration date of the term of a Right of Entry for which DIRECTV has already paid an * * *.  If DIRECTV has already paid an * * * and Operator renews the Right of Entry on which the * * * was paid, Operator’s new * * * will be reduced by the amount of any overlapping time period.

* * *

All * * * and * * * are based upon a full uninterrupted Right of Entry at an Operator-Acquired Property for the periods (“* * *”) prescribed by DIRECTV as set forth in the below schedule (the “* * * Schedule”).  If the Right of Entry is terminated, expired or transferred or the Operator-Acquired Property ceases to receive the DIRECTV Service it received on the date of Restriction of the applicable Operator-Acquired Property (whether initiated by the Operator, MDU Property or DIRECTV) prior to the end of the applicable * * *, or the Operator-Acquired Property or Operator fails to pay DIRECTV for * * * for which DEALER was paid a * * * during the entire * * * (each, a “* * *”), then DIRECTV may * * * to Operator * * * or a * * * of the * * * and * * * paid for the applicable * * * as described below. The * * * amount is due and payable within * * * days.

The * * * and related * * * are applied as follows:

* * * Schedule

* * * If a * * * for an * * * within a * * * the * * * of the * * *, the * * * and * * * will be * * * by the * * * the * * *	* * * The * * *and * * * will be * * * to this * * *:
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Property Classification Methodology

When DIRECTV refers to MDU Property classification in this Agreement or in its review of Right of Entry eligible to be an Operator-Acquired Property (such as A or B classification for Direct-to-Home Properties and A, B or C classification for Digital Bulk Properties or for purposes of compensation), the following is used:

Property Classification is generated by a median household (HH) income calculation based on census values in Nielsen’s marketing database. The calculation is simply the median HH income of the block group the property resides in as a percentage of the median HH income of the DMA that block group is located in.

The block group is a cluster of census blocks having the same first digit of their four-digit identifying numbers within a census tract. Block groups generally contain between 600 and 3,000 people, with an optimum size of 1,500 people, so the returned value is a very concise indicator of how the property and those immediately surrounding it compare income-wise to others in that same DMA. If the property is determined to be a C property (see below), a tighter search can be performed, as appropriate, at 1-mile, .5 mile, .25 mile, and .1 mile radii to verify the results.

The DMA is a city or a geographically clustered group of cities. DMAs are named by the largest city, which is usually located in the center. However, geography and the fact that some metropolitan areas have large cities separated by some distance can make DMAs result in two, three, or more names being used to identify a single region (such as Wichita-Hutchinson, Kansas; Chico-Redding, California; Albany-Schenectady-Troy, New York). There are 210 DMAs in the United States so regional differences in economics and consumer behaviors are taken into account by comparing the property only to others in that same isolated geographic area instead of comparing it to the entire U.S. For instance, the median HH income of a property in Little Rock, AR is not being compared to the median HH income of properties in New York City – the property is only being compared to others in the Little Rock DMA.

Below are the Property Classifications and the values associated with them based on the Nielsen median HH income ratio (block group to DMA):
•           A = * * *
•           B = * * *
•           C = * * *

Here is an example:
Property Address: 123 Main Street, Anywhere Town 98765
DMA Median HH Income: $39,800
•           If the Block Group Median HH Income is * * *
•           If the Block Group Median HH Income is * * *
•           If the Block Group Median HH Income is * * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

SCHEDULE 10.3
* * *

* * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.